- --------------------------------------------------------------------------------


                       PUGET SOUND POWER & LIGHT COMPANY,

                               Seller and Servicer

                                       and

                                 CHEMICAL BANK,
                         a New York banking corporation

                                     Trustee

                       on behalf of the Certificateholders

                  --------------------------------------------

                         POOLING AND SERVICING AGREEMENT
                            Dated as of June __, 1995

                  --------------------------------------------

                                  $202,300,000
                  Puget Power Conservation Grantor Trust 1995-1
                        [   ]% Conservation Certificates



- --------------------------------------------------------------------------------

                                    CONTENTS

SECTION 1 Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     Section 1.1 Definitions . . . . . . . . . . . . . . . . . . . . . . . . . 2
     Section 1.2 Usage of Terms  . . . . . . . . . . . . . . . . . . . . . . .14
     Section 1.3 References  . . . . . . . . . . . . . . . . . . . . . . . . .14
     Section 1.4 Headings  . . . . . . . . . . . . . . . . . . . . . . . . . .14
SECTION 2 Creation of Trust  . . . . . . . . . . . . . . . . . . . . . . . . .14
SECTION 3 Transfer of Property . . . . . . . . . . . . . . . . . . . . . . . .14
     Section 3.1 Transfer of Property to the Trust . . . . . . . . . . . . . .14
     Section 3.2 Commercial Law and Statutory Characterization of Transaction 15
     Section 3.3 Certain Further Assurances  . . . . . . . . . . . . . . . . .15
     Section 3.4 Closing . . . . . . . . . . . . . . . . . . . . . . . . . . .16
SECTION 4 Acceptance by Trustee  . . . . . . . . . . . . . . . . . . . . . . .16
SECTION 5 Custody of Purchased Assets Documentation  . . . . . . . . . . . . .16
     Section 5.1 Purchased Assets Documentation  . . . . . . . . . . . . . . .16
     Section 5.2 Appointment as Custodian; Acceptance of Custodial
                 Responsibility  . . . . . . . . . . . . . . . . . . . . . . .16
     Section 5.3 Duties of Servicer as Custodian . . . . . . . . . . . . . . .17
     Section 5.4 Instructions; Authority to Act  . . . . . . . . . . . . . . .17
     Section 5.5 Indemnification Regarding Custodial Obligations . . . . . . .18
     Section 5.6 Effective Period and Termination  . . . . . . . . . . . . . .18
SECTION 6 Administration and Servicing of Purchased Assets . . . . . . . . . .18
     Section 6.1 Appointment of Servicer; Acceptance of Appointment  . . . . .18
     Section 6.2 Duties of Servicer  . . . . . . . . . . . . . . . . . . . . .18
     Section 6.3 Collection of Certain Purchased Assets and Related Matters  .19
     Section 6.4 Realization Upon, and Maintenance of, Purchased Assets  . . .19
     Section 6.5 Rate Adjustment Mechanism . . . . . . . . . . . . . . . . . .20
     Section 6.6 Maintenance of Filings in Respect of Purchased Assets . . . .21
     Section 6.7 Dominion and Control of the Purchased Assets; Covenant of
                 Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . .22
     Section 6.8 Servicing Fee . . . . . . . . . . . . . . . . . . . . . . . .22
     Section 6.9 Monthly Servicer's Certificate  . . . . . . . . . . . . . . .22
     Section 6.10 Statement as to Compliance . . . . . . . . . . . . . . . . .22
     Section 6.11 Annual Report By Independent Public Accountants. .23
     Section 6.12 Access to Certain Documentation and Information Regarding
                  Purchased Assets . . . . . . . . . . . . . . . . . . . . . .23
     Section 6.13 Reports to Certificateholders, Certificate Owners
                  and the Rating Agencies  . . . . . . . . . . . . . . . . . .23
SECTION 7 Distributions; Statements to Parties . . . . . . . . . . . . . . . .24
     Section 7.1 Collection Account  . . . . . . . . . . . . . . . . . . . . .24
     Section 7.2 Collections . . . . . . . . . . . . . . . . . . . . . . . . .24
     Section 7.3 Distributions . . . . . . . . . . . . . . . . . . . . . . . .25
     Section 7.4 Calculation of Bondable Conservation Investment Balance . . .26
     Section 7.5 Certificate Regarding Servicing Fee . . . . . . . . . . . . .26
     Section 7.6 Certificates  . . . . . . . . . . . . . . . . . . . . . . . .26
SECTION 8 The Certificates . . . . . . . . . . . . . . . . . . . . . . . . . .28
     Section 8.1 The Certificates  . . . . . . . . . . . . . . . . . . . . . .28
     Section 8.2 Execution, Authentication and Delivery of Certificates  . . .28
     Section 8.3 Registration of Transfer and Exchange of Certificates . . . .28
     Section 8.4 Mutilated, Destroyed, Lost or Stolen Certificates . . . . . .30
     Section 8.5 Persons Deemed Owners of Certificate  . . . . . . . . . . . .30
     Section 8.6 Access to List of Certificateholders' Names and Addresses . .30
     Section 8.7 Maintenance of Office or Agency . . . . . . . . . . . . . . .31


                                                                      PAGE i

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     Section 8.8 Book-Entry Certificates . . . . . . . . . . . . . . . . . . .31
     Section 8.9 Notices to Clearing Agency  . . . . . . . . . . . . . . . . .32
     Section 8.10 Definitive Certificates  . . . . . . . . . . . . . . . . . .33
     Section 8.11 Appointment of Paying Agent  . . . . . . . . . . . . . . . .33
     Section 8.12 Authenticating Agent . . . . . . . . . . . . . . . . . . . .34
     Section 8.13 Actions of Certificateholders  . . . . . . . . . . . . . . .36
SECTION 9 The Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . .36
     Section 9.1 Representations and Warranties of Seller  . . . . . . . . . .36
     Section 9.2 Liability of Seller; Indemnities  . . . . . . . . . . . . . .38
     Section 9.3 Merger or Consolidation of Seller . . . . . . . . . . . . . .39
     Section 9.4 Limitation on Liability of Seller and Others  . . . . . . . .40
SECTION 10 The Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . .40
     Section 10.1 Representations and Warranties of Servicer . . . . . . . . .40
     Section 10.2 Liability of Servicer; Indemnities . . . . . . . . . . . . .41
     Section 10.3 Merger or Consolidation of Servicer  . . . . . . . . . . . .42
     Section 10.4 Limitation on Liability of Servicer and Others . . . . . . .43
     Section 10.5 Servicer Not to Resign . . . . . . . . . . . . . . . . . . .43
     Section 10.6 Delegation of Duties . . . . . . . . . . . . . . . . . . . .44
     Section 10.7 Certain Covenants of Servicer  . . . . . . . . . . . . . . .44
SECTION 11 Defaults and Remedies . . . . . . . . . . . . . . . . . . . . . . .44
     Section 11.1 Events of Default  . . . . . . . . . . . . . . . . . . . . .44
     Section 11.2 Notification to Certificateholders . . . . . . . . . . . . .46
     Section 11.3 Proceedings by Trustee . . . . . . . . . . . . . . . . . . .46
     Section 11.4 Direction of Proceedings and Waiver of Past Defaults . . . .47
     Section 11.5 Limitation on Suits by Certificateholders  . . . . . . . . .47
SECTION 12 The Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . .48
     Section 12.1 No Power to Engage in Business or to Vary Investments  . . .48
     Section 12.2 Duties of Trustee  . . . . . . . . . . . . . . . . . . . . .48
     Section 12.3 Certain Matters Affecting the Trustee  . . . . . . . . . . .50
     Section 12.4 Trustee Not Liable for Certificates or Purchased Assets  . .52
     Section 12.5 Trustee May Own Certificates . . . . . . . . . . . . . . . .52
     Section 12.6 Trustee's Fees and Expenses  . . . . . . . . . . . . . . . .52
     Section 12.7 Eligibility Requirements for Trustee . . . . . . . . . . . .53
     Section 12.8 Resignation or Removal of Trustee  . . . . . . . . . . . . .53
     Section 12.9 Successor Trustee  . . . . . . . . . . . . . . . . . . . . .54
     Section 12.10 Merger or Consolidation of Trustee  . . . . . . . . . . . .55
     Section 12.11 Appointment of Co-Trustee or Separate Trustee . . . . . . .55
     Section 12.12 Tax Returns . . . . . . . . . . . . . . . . . . . . . . . .56
     Section 12.13 Trustee May Enforce Claims Without Possession of
                   Certificates  . . . . . . . . . . . . . . . . . . . . . . .57
     Section 12.14 Maintenance of Office or Agency . . . . . . . . . . . . . .57
SECTION 13 Termination of the Trust  . . . . . . . . . . . . . . . . . . . . .57
SECTION 14 Miscellaneous Provisions  . . . . . . . . . . . . . . . . . . . . .58
     Section 14.1 Amendment  . . . . . . . . . . . . . . . . . . . . . . . . .58
     Section 14.2 Protection of Title to Trust . . . . . . . . . . . . . . . .60
     Section 14.3 Limitation on Rights of Certificateholders . . . . . . . . .61
     Section 14.4 Governing Law  . . . . . . . . . . . . . . . . . . . . . . .61
     Section 14.5 Notices  . . . . . . . . . . . . . . . . . . . . . . . . . .61
     Section 14.6 Severability of Provisions . . . . . . . . . . . . . . . . .62
     Section 14.7 Assignment . . . . . . . . . . . . . . . . . . . . . . . . .62
     Section 14.8 Certificates Nonassessable and Fully Paid  . . . . . . . . .62
     Section 14.9 Third-Party Beneficiaries  . . . . . . . . . . . . . . . . .62
     Section 14.10 Certificates Owned by Servicer  . . . . . . . . . . . . . .63


                                                                      PAGE ii

EXHIBITS

Exhibit A      Form of Bill of Sale
Exhibit B      Form of Tariff
Exhibit C      Form of Initial Commission Order
Exhibit D      Forms of (x) Procedures for Implementation of Revised Tariff,
               (y) Periodic Adjustment Application, and (z) Periodic Commission
               Order
Exhibit E      Form of Conservation Certificate
Exhibit F      Form of Monthly Servicer's Certificate
Exhibit G      Form of Trustee's Certificate

SCHEDULES

Schedule A     Commission Approval of Bondable Conservation Investments
Schedule B     Pro Forma Schedule


                                                                     PAGE iii

                         POOLING AND SERVICING AGREEMENT

     This Pooling and Servicing Agreement (this "AGREEMENT"), dated as of June __, 1995, is made with respect to the formation of the Puget Power Conservation Grantor Trust 1995-1 (the "TRUST"), between Puget Sound Power & Light Company, a Washington corporation (the "SELLER" and the "SERVICER" in its respective capacities as such), and Chemical Bank, as trustee (the "TRUSTEE").

                                   WITNESSETH

     WHEREAS, the Seller, as provider and distributor of energy resources to Customers (defined below), has obtained certain assets through, among other things, its investments in a variety of programs designed to conserve energy resources by financially assisting Customers with their acquisition and installation of a range of energy-efficient equipment;

     WHEREAS, pursuant to the Statute (defined below), the State of Washington has enacted legislation that enables the Seller to sell the Purchased Assets (defined below), pursuant to the transaction contemplated hereby, in order to reduce the overall costs to Customers of programs designed to promote the efficient use of energy resources;

     WHEREAS, the Seller desires to establish the Trust for the purposes of effectuating the sale of the Purchased Assets by granting and conveying to the Trust the Purchased Assets, and causing the Trust to, among other things, distribute payments received in respect of the Purchased Assets and to issue Certificates (defined below) representing undivided fractional interests in the assets of the Trust;

     WHEREAS, the Seller, the Servicer and the Trustee desire to set forth in this Agreement the assets that will be conveyed to the Trust for the benefit of the Certificateholders (defined below), the rights of the Certificateholders and the rights and obligations of the Seller, as grantor and originator of the Trust, of the Servicer, as servicer, and of the Trustee, as trustee for the Certificateholders; and

     NOW, THEREFORE, in consideration of the foregoing premises and of the mutual agreements herein contained, the parties hereto agree as follows:

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SECTION 1.     DEFINITIONS

     SECTION 1.1    DEFINITIONS

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     "AFFECTED CUSTOMERS" shall have the meaning set forth in the definition of Equipment Sale Contracts.

     "AGGREGATE CERTIFICATE AMOUNT" means $202,300,000.

     "AGGREGATE CERTIFICATE BALANCE" means, as of any date of determination, the aggregate Certificate Balance of all of the Certificates.

     "AGGREGATE REMITTANCE AMOUNT" means, in respect of each Collection Period, the aggregate amount of (x) all Allocated Conservation Amounts received by the Servicer during such Collection Period, PLUS (y) all Termination Fees received by the Servicer during such Collection Period, PLUS (z) all Allocated Sale Amounts received by the Servicer during such Collection Period.

     "ALLOCATED CONSERVATION AMOUNTS" means that amount of each payment to be made by or on behalf of the Customers allocated to the Trust pursuant to the Tariff or any Revised Tariff, as the case may be. The amount of each payment made by or on behalf of a Customer to be allocated to the Trust on any given date shall be the amount applicable to such Customer set forth in the Tariff or any Revised Tariff that is in effect during the Regulatory Year (or the applicable portion thereof) in which the payment was billed. If a Customer pays an amount (such paid amount, the "AMOUNT PAID") less than the amount billed to such Customer (such billed amount, the "AMOUNT BILLED") in respect of any billing period, the "ALLOCATED CONSERVATION AMOUNT" for such billing period shall be equal to the product of (i) the Allocated Conservation Amount allocated by the Tariff or any Revised Tariff and (ii) the quotient obtained by dividing the Amount Paid by the Amount Billed. If the amount billed to a Customer in respect of any billing period is less than the amount allocated to the Trust by the Tariff or any Revised Tariff, then the Allocated Conservation Amount shall be 100% of the amount billed.

     "ALLOCATED SALE AMOUNTS" shall mean the amount of the Bondable Conservation Investments that the Commission, in accordance with the provisions of RCW 80.28.303(6)(a)(ii), removes from the rate base of the Servicer as a result of any sale or transfer pursuant to an Equipment Sale Contract.

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     "AMOUNT BILLED" shall have the meaning set forth in the definition of
Allocated Conservation Amounts.

     "AMOUNT PAID" shall have the meaning set forth in the definition of Allocated Conservation Amounts.

     "AUTHENTICATING AGENT" shall have the meaning set forth in Section 8.12.

     "BILL OF SALE" means that certain bill of sale, dated as of the Closing Date, between the Seller and the Trustee, substantially in the form of Exhibit A.

     "BONDABLE CONSERVATION INVESTMENT AMOUNT" means $202,494,850, the unamortized balance of amounts invested by the Seller in the Bondable Conservation Investments as reflected on the books of the Seller as of the Closing Date.

     "BONDABLE CONSERVATION INVESTMENT BALANCE" means (a) on the Closing Date, the Bondable Conservation Investment Amount or (b) on the last day of any Distribution Period, the balance calculated pursuant to Section 7.4.

     "BONDABLE CONSERVATION INVESTMENTS" means the investments and expenditures of the Seller, approved by the Commission for inclusion in rate base and set forth in Schedule A, made in connection with energy conservation programs and meeting the requirements of "bondable conservation investments" as set forth in the Statute.

     "BOOK-ENTRY CERTIFICATES" means any Certificates registered in the name of a Clearing Agency or its nominee.

     "BUSINESS DAY" means a day, other than a Saturday or a Sunday, on which the Trustee and banks located in New York, New York and Seattle, Washington are open for the purpose of conducting commercial banking business.

     "CALCULATION DATE" means September 30 in each year from and including 1996 to and including 2003, and March 31, 2004; PROVIDED, HOWEVER, that if any such day is not a Business Day, "Calculation Date" shall mean the next Business Day succeeding such day.

     "CERTIFICATE" means a certificate evidencing a fractional undivided interest in the Trust executed on behalf of the Trust, and authenticated, by the Trustee substantially in the form of Exhibit E.


     "CERTIFICATE AMOUNT" means, with respect to a Certificate, the initial stated amount of such Certificate.

     "CERTIFICATE BALANCE" means, with respect to a Certificate and as of any date of determination, the difference with respect to such Certificate between
(x) the Certificate Amount of such Certificate and (y) the sum of all amounts previously paid by the Trustee to the holder of such Certificate pursuant to
Section 7.3(a)(iv).

     "CERTIFICATE OWNER" means, with respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency or on the books of a direct or indirect Clearing Agency Participant.

     "CERTIFICATE PAYMENT ACCOUNT" means the segregated trust account opened in the name of Chemical Bank, for the benefit of the Certificateholders, into which the Trustee initially distributes amounts pursuant to Section 7.3(a)(iii) and
(iv).
     "CERTIFICATE RATE" means [___]% per annum.

     "CERTIFICATE REGISTER" means the register maintained pursuant to
Section 8.3.

     "CERTIFICATEHOLDER" or "HOLDER" means the Person in whose name a Certificate is registered in the Certificate Register.

     "CLEARING AGENCY" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

     "CLEARING AGENCY PARTICIPANT" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

     "CLOSING DATE" means June __, 1995.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COLLECTION ACCOUNT" means the segregated trust account opened in the name of the Trustee, as trustee, for the benefit of the Certificateholders (a) into which the Servicer shall make remittances on each Remittance Date pursuant to
Section 7.2 and (b) from which the Trustee shall make distributions pursuant to
Section 7.3(a).

     "COLLECTION PERIOD" means a period of time equal to one calendar month, except that the first Collection Period will commence on the Closing Date and end on the last day of the calendar month in which the Closing Date occurs. The last Collection Period will end on March 31, 2005; provided, however, that if the Tariff Termination Date is extended beyond September 30, 2004, the last Collection Period shall end on the last day of the sixth calendar month after the month in which the Tariff Termination Date occurs and in no event later than January 31, 2006.

     "COMMISSION" means the Washington Utilities and Transportation Commission or any successor governmental agency which has regulatory authority over rates chargeable to Customers in connection with the provision and distribution of electric energy and other services to such Customers.

     "COMMISSION ORDERS" means the Initial Commission Order and the Periodic Commission Orders.

     "CONSERVATION ASSET TRANSACTION" means the transaction contemplated by this Agreement, the Exhibits hereto, the Underwriting Agreement and the other documents and instruments executed and delivered in connection herewith and therewith.

     "CONSERVATION ASSET TRANSACTION AMOUNT" means an aggregate amount recoverable by the Trust under the Tariff representing the sum of (i) the Bondable Conservation Investment Amount and (ii) interest on the Bondable Conservation Investment Balance, at the Certificate Rate, for the period commencing on the Closing Date and ending on the Tariff Termination Date.

     "CONSERVATION REPAYMENT CONTRACT" means any contract between the Seller and any Customer imposing an obligation on the Customer to pay a Termination Fee in respect of all or part of the Bondable Conservation Investments for conservation measures installed on the Customer's properties in the event such Customer changes energy suppliers.

     "CORPORATE TRUST OFFICE" means the office of the Trustee at which its corporate trust business shall be principally administered, which office shall be the office specified as such in this Agreement, or such office at some other address as the Trustee may designate from time to time by notice to the Certificateholders, the Seller, the Servicer, the Paying Agent and the Transfer Agent and Certificate Registrar.

     "CUSTOMER" means each retail customer of Puget Sound Power & Light Company or its successors or assigns obligated pursuant to the Tariff or the Revised Tariff, as the case may be, to pay Allocated Conservation Amounts to Puget Sound Power & Light Company or its successors or assigns in connection with the distribution and provision of energy to such Customer, or any other Person who owes or may be liable for such Allocated Conservation Amounts.

     "DEFINITIVE CERTIFICATES" shall have the meaning set forth in Section 8.8.

     "DEPOSIT DATE" means the Business Day immediately preceding each Distribution Date.

     "DISTRIBUTION DATE" means, for each Distribution Period, the 11th calendar day (or if such 11th calendar day is not a Business Day, the Business Day immediately succeeding such 11th calendar day) immediately succeeding the last day of such Distribution Period, provided, however, that such date must be at least one Business Day following the related Remittance Date.

     "DISTRIBUTION PERIOD" means the period from and including the Closing Date to and including September 30, 1995 and, thereafter, each of the following periods in each year ending on March 31, 2005 (and, if the Tariff Termination Date is after September 30, 2004, each additional such period after March 31, 2005 through the month in which the last Collection Period ends, but in no event later than March 31, 2006):

     January 1 to and including March 31;

     April 1 to and including June 30;

     July 1 to and including September 30; and

     October 1 to and including December 31.

     "EQUIPMENT SALE CONTRACTS" means any contract of the Servicer, or governmental judgment, order or decree, resulting in (a) the sale or transfer (whether voluntary or involuntary) of any property of the Servicer used by the Servicer to serve any Customers, (b) such Customers (the "AFFECTED CUSTOMERS") no longer constituting "Customers" of the Servicer, and (c) the Commission removing a portion of the Bondable Conservation Investments from the Servicer's rate base in accordance with the provisions of RCW 80.28.303(6)(a)(ii).

     "EVENT OF DEFAULT" shall have the meaning set forth in Section 11.1.

     "EVENT OF SERVICING TERMINATION" shall have the meaning set forth in
Section 11.1.

     "GENERAL TARIFF" means the general tariff system in effect in respect of rates which the Commission approves as chargeable by the Servicer to Customers in connection with the provision and distribution of electric energy and other services to such Customers.

     "INDEPENDENT PUBLIC ACCOUNTANTS" means any of Arthur Andersen LLP, Deloitte & Touche LLP, Coopers & Lybrand L.L.P., Ernst & Young LLP, KPMG Peat Marwick LLP, Price Waterhouse LLP and the successor firms of each of them, or any other nationally recognized accounting firm acceptable to the Rating Agencies; provided that such firm is independent with respect to the Servicer within the meaning of the Securities Act of 1933.

     "INITIAL COMMISSION ORDER" means that certain Supplemental Order of the Commission, issued in Docket No. UE--950195 and approving, among other things, the Tariff and the Conservation Asset Transaction, substantially in the form of Exhibit C.

     "MONTHLY SERVICER'S CERTIFICATE" means a certificate, substantially in the form of Exhibit F, completed and executed by the Servicer by its chairman of the board, president, treasurer or controller or any executive vice president, senior vice president or vice president pursuant to Sections 6.9 and 7.6(a).

     "OPINION OF COUNSEL" means a written opinion of counsel in form and substance reasonably satisfactory to the recipient of such opinion of counsel.

     "PAYING AGENT" shall have the meaning set forth in Section 8.11 and shall initially be Chemical Bank.

     "PERIODIC ADJUSTMENT APPLICATION" means each application of the Servicer to the Commission seeking approval of the terms of each Revised Tariff, the form of which is contained in Exhibit D.

     "PERIODIC COMMISSION ORDER" means each Supplemental Order of the Commission approving a Revised Tariff, a pro forma copy of which is contained in Exhibit D.

     "PERMITTED INVESTMENTS" means, at any time, any one or more of the following obligations and securities maturing at least one Business Day prior to the immediately succeeding Distribution Date:

          (i) obligations of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

         (ii) general obligations of or obligations guaranteed as to the timely payment of interest and principal by any state of the United States of America or the District of Columbia then rated in the highest long-term rating category by each of the Rating Agencies or such lower ratings (as confirmed in writing by each of the Rating Agencies) as will not result in the qualification, downgrading or withdrawal of the ratings then assigned to the Certificates by any of the Rating Agencies;

        (iii) commercial paper which is then rated in the highest short-term rating category by each of the Rating Agencies or such lower rating categories (as confirmed in writing by each of the Rating Agencies) as will not result in the qualification, downgrading or withdrawal of the ratings then assigned to the Certificates by any of the Rating Agencies;

         (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company (including the Trustee acting in its commercial banking capacity) incorporated under the laws of the United States or of any state thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America and subject to supervision and examination by federal or state banking authorities, provided that the short-term unsecured deposit obligations of such depository institution or trust company is then rated in the highest short-term rating category by each of the Rating Agencies or such lower rating categories (as confirmed in writing by each of the Rating Agencies) as will not result in the qualification, downgrading or withdrawal of the ratings then assigned to the Certificates by any of the Rating Agencies;

          (v) demand or time deposits of, or certificates of deposit issued by, any bank, trust company, savings bank or other savings institution provided that such deposits or certificates of deposit are fully insured by the FDIC;

         (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation (A) the short-term unsecured debt or deposits of which are rated in the highest short-term rating category by each of the Rating Agencies or the long-term unsecured debt of which is rated in the highest long-term rating category by each of the Rating Agencies or
     (B) that are otherwise confirmed in writing by each of the Rating Agencies as investments that will not result in the qualification, downgrading or withdrawal of the ratings then assigned to the Certificates by any of the Rating Agencies;

        (vii) repurchase obligations with respect to any security described in clause (i), (ii) or (ix) herein or any other security issued or guaranteed by the FHLMC, the FNMA or any other agency or instrumentality of the United States of America that is backed by the full faith and credit of the United States of America, in either case entered into with a federal agency or a depository institution or trust company (acting as principal) described in
     (iv) above or a corporation (acting as principal) described in (vi) above;

       (viii) investments in money market funds, which funds are (A) not subject to any sales, load or other similar charge; (B) rated in the highest rating category by each of the Rating Agencies; and (C) invested solely in obligations described in clauses (i) through (vii) above.

         (ix) interests in any open-end or closed-end management type investment company or investment trust (A) registered under the Investment Company Act of 1940, as from time to time amended, the portfolio of which is limited to obligations of the United States or obligations guaranteed by the United States and to agreements to repurchase such obligations, which agreements, with respect to principal and interest, are at least 100% collateralized by such obligations marked to market on a daily basis and pursuant to which the investment company or investment trust is required to take delivery of such obligations either directly or through an independent custodian designated in accordance with the Investment Company Act of 1940, as from time to time amended and (B) acceptable to each of the Rating Agencies (as confirmed in writing by each of the Rating Agencies) as collateral for securities having ratings equivalent to the ratings of the Certificates on the Closing Date; and

          (x) such other investments where either (A) the short-term unsecured debt or deposits of the obligor on such investments are rated in the highest short-term rating category by each of the Rating Agencies or
     (B) such investments are acceptable to, and confirmed in writing by, each of the Rating Agencies and will not result in the qualification, downgrading or withdrawal of the ratings then assigned to the Certificates by any of the Rating Agencies.

     "PERSON" means a legal person, including any individual, corporation, estate, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

     "PRELIMINARY PROSPECTUS" means that certain preliminary prospectus issued in connection with the prospective purchase and sale of the Certificates.

     "PRO FORMA SCHEDULE" means the pro forma schedule of Projected Bondable Conservation Investment Balances set forth in Schedule B.

     "PROJECTED BONDABLE CONSERVATION INVESTMENT BALANCE" means, in respect of September 30, 1995 and each Calculation Date, the amount set forth in respect of such date in the Pro Forma Schedule.

     "PROSPECTUS" means that certain final prospectus issued in connection with the purchase and sale of the Certificates.

     "PURCHASED ASSET DOCUMENTATION" shall have the meaning set forth in
Section 5.1.

     "PURCHASED ASSETS" means, collectively, the Purchased Conservation Investment Assets, the Purchased Contract Rights and the Purchased Sale Proceeds.

     "PURCHASED CONSERVATION INVESTMENT ASSETS" means, collectively, (i) all of the Seller's right, title and interest in and to, and to receive, the Allocated Conservation Amounts in accordance with the Tariff and Commission Orders and
(ii) all of the Seller's rights to have the Conservation Asset Transaction Amount recoverable through Rates pursuant to and in accordance with the Statute.

     "PURCHASED CONTRACT RIGHTS" means all of the Seller's right, title and interest under the Conservation Repayment Contracts in and to the Termination Fees.

     "PURCHASED SALE PROCEEDS" means all of the Seller's right, title and interest to the portion of the price paid to the Servicer, or the governmental award or payment in favor of the Servicer, in connection with any Equipment Sale Contract relating to the Bondable Conservation Investments allocable to the Affected Customers, such portion of such price or award to equal, for all purposes of this Agreement, the Allocated Sale Amounts.

     "QUALIFIED TRUST INSTITUTION" means an institution organized under the laws of the United States of America or one of the states thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America and subject to supervision and examination by federal or state banking authorities which at all times (i) is authorized under such laws to act as a trustee or in any other fiduciary capacity, (ii) has not less than $500,000,000 in assets under fiduciary management, (iii) has a minimum net worth of at least $50,000,000, and (iv) has a long-term deposits rating in one of the three highest rating categories by each of the Rating Agencies rating such institution.

     "RATE ADJUSTMENT" means each adjustment to the revenues allocated to the Trust in respect of the Conservation Asset Transaction Amount pursuant to which
(a) in the case where immediately prior to any such adjustment the Tariff was in effect, a Revised Tariff shall take effect or (b) in the case where immediately prior to any such adjustment a Revised Tariff was in effect, a subsequent Revised Tariff shall take effect.

     "RATE ADJUSTMENT MECHANISM" shall have the meaning set forth in
Section 6.5(b).

     "RATES" means the schedule of rates that the Seller is authorized to bill Customers from the Closing Date through the Tariff Termination Date in exchange for the Seller's provision and distribution of power to such Customers.

     "RATING AGENCIES" means the nationally recognized statistical rating organizations initially rating the Certificates.

     "RATING AGENCY CONDITION" means the rating by any of the Rating Agencies of the Servicer's long-term first mortgage bonds being below the fourth highest rating category of such Rating Agency.

     "RECORD DATE" means, with respect to any Distribution Date, the Business Day prior to such Distribution Date unless Definitive Certificates are issued, in which case "RECORD DATE" shall mean the last day of the immediately preceding calendar month.

     "REGISTRATION STATEMENT" means the Form S-1 registration statement (Registration No. 33-87784) filed with the Securities and Exchange Commission by the Seller, as registrant, in respect of the Certificates issued by the Trust.

     "REGULATORY YEAR" means (i) the period from but excluding the Closing Date through and including September 30, 1995 (the "Initial Regulatory Year") and
(ii) for each period following the Initial Regulatory Year until the Tariff Termination Date, the period from and including October 1st of each year through and including September 30th of the following year (or, if sooner, through and including the Tariff Termination Date).

     "REMITTANCE DATE" means, for each Collection Period, the 10th calendar day (or, if such 10th calendar day is not a Business Day, the Business Day immediately succeeding such 10th calendar day) immediately succeeding the end of such Collection Period, except as set forth in Section 7.2.

     "RESPONSIBLE OFFICER" means any officer within the Corporate Trust Office of the Trustee including any Assistant Vice President, Trust Officer or Assistant Trust Officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers.

     "REVISED TARIFF" means any schedule to the General Tariff, in replacement of the Tariff (or any Revised Tariff then in effect), allocating revenues to the Trust in respect of the Conservation Asset Transaction Amount, in an amount equal to the Revised Tariff Amount, and put into effect from time-to-time by the Commission's issuance of a Periodic Commission Order, such that, taking into account from the effective date of the Revised Tariff the then expected rate of delinquencies and expected numbers of Customers, (i) upon the next Calculation Date (or on September 30, 2004 in the case of a Revised Tariff in respect of a Variance at the September 30,

2003 Calculation Date or on the Tariff Termination Date in the case of a Revised Tariff taking effect after March 31, 2004), the Bondable Conservation Investment Balance is anticipated to be equal to the Projected Bondable Conservation Investment Balance as of such date, (ii) thereafter, the Bondable Conservation Investment Balance is anticipated to be amortized in accordance with the Pro Forma Schedule and (iii) revenues allocated to the Trust will be sufficient for the payment of interest at the Certificate Rate on the Bondable Conservation Investment Balance. Notwithstanding the foregoing determination, no Revised Tariff shall obligate the Trust to, and the Trustee shall not, return any revenues that were allocated to the Trust under the Tariff or any previous Revised Tariff.

     "REVISED TARIFF AMOUNT" means, at any date of determination, an amount, determined by the Servicer taking into account (from the effective date of the Revised Tariff) the then expected rate of delinquencies and the expected numbers of Customers, such that (assuming effectuation of such tariff) (i) upon the next Calculation Date (or on September 30, 2004 in the case of a Revised Tariff in respect of a Variance at the September 30, 2003 Calculation Date or on the Tariff Termination Date in the case of a Revised Tariff taking effect after March 31, 2004), the Bondable Conservation Investment Balance is anticipated to be equal to the Projected Bondable Conservation Investment Balance as of such date, (ii) thereafter, the Bondable Conservation Investment Balance is anticipated to be amortized in accordance with the Pro Forma Schedule and (iii) revenues allocated to the Trust will be sufficient for the payment of interest at the Certificate Rate on the Bondable Conservation Investment Balance.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SELLER" means Puget Sound Power & Light Company, solely in its capacity as the seller of the Purchased Assets under this Agreement, and each successor to Puget Sound Power & Light Company (in the same capacity) pursuant to
Section 9.3.

     "SERVICER" means Puget Sound Power & Light, solely in its capacity as the servicer of the Purchased Assets under this Agreement, each successor to Puget Sound Power & Light Company (in the same capacity) pursuant to Section 10.3, each successor Servicer pursuant to Section 11.1 and each permitted assignee pursuant to Section 14.7.

     "SERVICING FEE" means, with respect to each Distribution Period, the fee payable to the Servicer pursuant to Section 7.3(a)(ii) for services rendered during such Distribution Period, in an amount equal to the sum of (i) $_________ in respect of the first Distribution Period and $_________ in respect of all subsequent Distribution Periods and (ii) the investment earnings on amounts deposited in the Collection Account during such Distribution Period.

     "STATUTE" means ch. 268 of Laws of Washington 1994, codified at RCW 80.28.005, RCW 80.28.303, RCW 80.28.306 and RCW 80.28.309.

     "TARIFF" means Schedule 102 (Designation of Revenues Allocable to Bondable Conservation Investments) to the General Tariff, substantially in the form of Exhibit B, as the same shall be adjusted in accordance with the terms thereof allocating revenues to the Trust in respect of the Conservation Asset Transaction Amount, in an amount equal to the Tariff Amount, and put into effect by the Commission's issuance of an Initial Commission Order such that, taking into account from the effective date of the Tariff the then expected rate of delinquencies and expected numbers of Customers, the Bondable Conservation Investment Balance is anticipated to be amortized in accordance with the Pro Forma Schedule.

     "TARIFF AMOUNT" means an amount determined by the Servicer taking into account (from the effective date of the Tariff) the then expected rate of delinquencies and the expected numbers of Customers such that the Bondable Conservation Investment Balance is anticipated to be amortized in accordance with the Pro Forma Schedule.

     "TARIFF TERMINATION DATE" means September 30, 2004, except that if a Variance exists on September 30, 2003 or March 31, 2004 and the Commission takes more than 30 days to approve a Revised Tariff in respect of such a Variance after receipt of the Servicer's application therefor, that Revised Tariff shall remain in effect for such period of time after September 30, 2004 as corresponds to the delay beyond 30 days in approval of the latest of such Revised Tariffs that has been so delayed; provided, however, that in no event shall the Tariff Termination Date be later than July 31, 2005.

     "TERMINATION FEES" means all amounts paid by Customers under Conservation Repayment Contracts.

     "TRANSFER AGENT AND CERTIFICATE REGISTRAR" shall have the meaning set forth in Section 8.3 and shall initially be Chemical Bank.

     "TRUST" means the trust created by this Agreement, the estate of which shall consist of the property transferred thereto pursuant to this Agreement, together with funds deposited in the Collection Account and proceeds thereof.

     "TRUSTEE" means Chemical Bank, solely in its capacity as Trustee hereunder, its successor in interest pursuant to Section 12.10, and any successor Trustee pursuant to Section 12.9.

     "TRUSTEE FEE" means, with respect to each Distribution Period, the fee payable to the Trustee pursuant to Section 7.3(a)(i) for services rendered during the Distribution Period, in an amount equal to $3,750. The Trustee Fee is intended to cover the Trustee's anticipated and ordinary expenses incurred in the administration of its trusts hereunder.

     "TRUSTEE'S CERTIFICATE" means a certificate, substantially in the form of Exhibit G, completed and executed by a Responsible Officer pursuant to
Section 7.6(b).

     "UCC" means the Uniform Commercial Code as in effect in the State of Washington.

     "UNDERWRITING AGREEMENT" means that certain Underwriting Agreement in respect of the issuance and sale of the Certificates among Puget Sound Power & Light Company, Salomon Brothers Inc and Chemical Securities Inc.

     "VARIANCE" shall occur on each Calculation Date on which the Bondable Conservation Investment Balance shall be more than two percent (2%) greater or lower than the Projected Bondable Conservation Investment Balance as of such date.

     SECTION 1.2    USAGE OF TERMS

     With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other gender; references to "writing" include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein effected in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the term "including" means "including, without limitation."

     SECTION 1.3    REFERENCES

     All references to the Record Date prior to the first Record Date in the life of the Trust shall be deemed to be references to the Closing Date. All references to "as of a Record Date" shall refer to the close of business on such Record Date.

     SECTION 1.4    HEADINGS

     The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

SECTION 2.     CREATION OF TRUST

     Upon the execution of this Agreement by the parties hereto, there is hereby created the Puget Power Conservation Grantor Trust 1995-1.

SECTION 3.     TRANSFER OF PROPERTY

     SECTION 3.1    TRANSFER OF PROPERTY TO THE TRUST

     In consideration of the Trustee's delivery to the Seller of authenticated Certificates, in authorized denominations, in an aggregate amount equal to the Aggregate Certificate Amount, the Seller hereby agrees, pursuant to the Bill of Sale, to absolutely, unconditionally and irrevocably transfer, assign and otherwise convey to the Trustee on behalf of the Trust, without recourse or reversion, and the Trustee agrees, on behalf of the Trust, to acquire from the Seller all right, title and interest of the Seller in and to (i) the Purchased Conservation Investment Assets, (ii) the Purchased Contract Rights, (iii) the Purchased Sale Proceeds, and (iv) all proceeds of the foregoing items described in clauses (i), (ii) and
(iii).

     SECTION 3.2    COMMERCIAL LAW AND STATUTORY CHARACTERIZATION OF TRANSACTION

          The Seller and the Trustee expressly state, for purposes of RCW 80.28.306(5), and for commercial law purposes, that the Conservation Asset Transaction shall constitute a "sale or other absolute transfer" of the Purchased Conservation Investment Assets by the Seller to a "finance subsidiary" (as defined in RCW 80.28.005(4)). It is the intention of the parties hereto and the Trust that the Purchased Assets will not be property of the estate created in the event the Seller becomes the subject of bankruptcy or similar proceedings. In the event that, notwithstanding the foregoing, the Conservation Asset Transaction is recharacterized as a pledge to secure a loan or other obligation to make payments to the Trust, the Seller hereby grants to the Trustee on behalf of the Trust for the benefit of the Certificateholders a security interest in all of the Seller's right, title and interest in the Purchased Assets and all revenues and proceeds arising with respect thereto and in the cash and deposit accounts of the Seller/Servicer specified in RCW 80.28.306(3) (to the extent provided therein) to secure the loan or such other obligation deemed to be made in connection with such pledge. In such event, this Agreement shall constitute a security agreement creating a security interest pursuant to RCW 80.28.306(2) and the Uniform Commercial Code as enacted in the State of Washington, as applicable, which security interest, upon approval of this Agreement by the Commission and the filing of a UCC-1 financing statement with the Department of Licensing of the State of Washington as required by RCW 80.28.306(2) and the Uniform Commercial Code, shall constitute a first-priority perfected security interest in the Purchased Assets and all revenues and proceeds arising with respect thereto and in the cash and deposit accounts of the Seller/Servicer specified in RCW 80.28.306(3) (to the extent provided therein), whether or not such revenues have accrued, prior to all other liens, claims, encumbrances, rights of offset and security interests on or with respect to all such assets.

     SECTION 3.3    CERTAIN FURTHER ASSURANCES

     In connection with the sale of the Purchased Assets, the Seller agrees to record and file financing statements with respect to the Purchased Assets meeting the requirements of applicable state law in Washington in such manner, and to take such other actions as may be necessary under Washington law, as is necessary to perfect the sale and assignment of the Purchased Assets to the Trust.

     SECTION 3.4    CLOSING

     The closing of the purchase and sale of the Purchased Assets and transfer of the Certificates under this Agreement shall occur at 9:00 a.m. on the Closing Date at the offices of Perkins Coie, 1201 Third Avenue, 40th Floor, Seattle, Washington, or at such other time and place as the parties may agree.

SECTION 4.     ACCEPTANCE BY TRUSTEE

     The Trustee does hereby accept on behalf of the Trust all consideration transferred and conveyed by the Seller pursuant to Section 3.1, and to be transferred and conveyed pursuant to the Bill of Sale, and declares that the Trustee shall hold such consideration upon the trusts herein set forth for the benefit of the Certificateholders, subject to the terms and provisions of this Agreement.

SECTION 5.     CUSTODY OF PURCHASED ASSETS DOCUMENTATION

     SECTION 5.1    PURCHASED ASSETS DOCUMENTATION

     To assure uniform quality in servicing the Purchased Assets and to reduce administrative costs, the Trustee, upon the execution and delivery of this Agreement, agrees to have the Servicer hold, and act as custodian of, the following documents or instruments, copies of which are hereby constructively delivered to the Trustee: (i) the original executed Conservation Repayment Contracts or, if no such original exists, a copy of such original executed Conservation Repayment Contract; and (ii) all other material documents that the Seller or Servicer, as the case may be, shall keep on file, in accordance with its customary procedures, relating specifically and exclusively to the Purchased Assets including copies of all material documents filed with the Commission in connection with any Rate Adjustment (such documents and instruments, collectively, the "PURCHASED ASSET DOCUMENTATION").

     SECTION 5.2    APPOINTMENT AS CUSTODIAN; ACCEPTANCE OF CUSTODIAL
                    RESPONSIBILITY

     Subject to Section 5.6, the Servicer is hereby irrevocably appointed as the agent of the Trust to serve as custodian of the Purchased Asset Documentation, such irrevocable appointment being coupled with an interest. Such appointment may not be revoked except in accordance with the express terms hereof. The Trustee shall have no responsibility to monitor the Servicer's performance as custodian and shall have no liability in connection with the Servicer's performance of such duties hereunder. Subject to Section 5.6, the Servicer hereby accepts the foregoing appointment as custodian, and agrees to act as custodian of the Purchased Asset Documentation pursuant to and in accordance with the terms of this Agreement.

     SECTION 5.3    DUTIES OF SERVICER AS CUSTODIAN

     (a)  SAFEKEEPING

     The Servicer, in its capacity as custodian, shall hold the Purchased Asset Documentation for the benefit of the Trust and all present and future Certificateholders, and shall maintain such accurate and complete accounts, records and computer systems pertaining to the Purchased Asset Documentation as shall enable the Trustee to comply with its obligations pursuant to this Agreement. In performing its duties as custodian, the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the assets that the Servicer services for itself. The Servicer shall promptly report to the Trustee any failure on its part to hold the Purchased Asset Documentation and maintain its accounts, records and computer systems as herein provided, and promptly take appropriate action to remedy any such failure.

     (b)  MAINTENANCE OF AND ACCESS TO RECORDS

     The Servicer shall maintain the Purchased Asset Documentation at its head office, Puget Sound Power & Light Company, One Bellevue Center, 411 - 108th Avenue N.E., Bellevue, Washington 98004, or at such other office as shall be specified to the Trustee by 30 days' prior written notice. The Servicer shall, at the request of the Trustee, make available for inspection to the Trustee or its duly authorized representatives, attorneys or auditors the Purchased Asset Documentation at such times during normal operating hours as the Trustee shall reasonably instruct which does not unreasonably interfere with the Servicer's normal operations.

     (c)  FINAL INSPECTION OF DOCUMENTS

     Upon termination of the custodial agreement set forth in Section 5.1 and instruction from the Trustee, the Servicer shall, at the request of the Trustee, make available for final inspection any portion of the Purchased Asset Documentation to the Trustee, the Trustee's agent or the Trustee's designee, as the case may be, at such place or places as the Trustee may reasonably designate as soon as reasonably practicable to the extent it does not unreasonably interfere with the Servicer's normal operations. The Servicer shall not be responsible for any loss occasioned by the failure of the Trustee, its agent or its designee to conduct such an inspection or any delay in doing so.

     SECTION 5.4    INSTRUCTIONS; AUTHORITY TO ACT

     The Servicer shall be deemed to have received proper instructions with respect to the Purchased Asset Documentation upon its receipt of written instructions signed by a Responsible Officer. A certified officer's certificate shall constitute conclusive evidence of the authority of any such Responsible Officer to act and shall be considered in full force and effect until receipt by the Servicer of written notice to the contrary given by the Trustee.

     SECTION 5.5    INDEMNIFICATION REGARDING CUSTODIAL OBLIGATIONS

     The Servicer, as custodian, shall indemnify the Trustee and its officers, directors, employees and agents for any and all liabilities, losses or damages (including any property, excise, sales or similar taxes) that may be imposed on or incurred or asserted against the Trustee or its officers, directors, employees or agents as the sole and direct result of any material breach of the Servicer's obligations as custodian of the Purchased Asset Documentation; PROVIDED, HOWEVER, that the Servicer shall not be liable for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Trustee.

     SECTION 5.6    EFFECTIVE PERIOD AND TERMINATION

     (a) The Servicer's appointment as custodian shall become effective as of the Closing Date and shall continue in full force and effect until the earlier of (i) the termination of the Trust or (ii) the appointment of a successor Servicer pursuant to Section 10.5 or 11.1.

SECTION 6.     ADMINISTRATION AND SERVICING OF PURCHASED ASSETS

     SECTION 6.1    APPOINTMENT OF SERVICER; ACCEPTANCE OF APPOINTMENT

     Subject to Section 11.1, the Servicer is hereby irrevocably appointed as the agent of the Trust to service the Purchased Assets pursuant to the terms hereof, such irrevocable appointment being coupled with an interest. Such appointment may not be revoked except in accordance with the express terms hereof. Subject to Section 10.5, the Servicer hereby accepts the foregoing appointment as servicing agent pursuant to the terms hereof.

     SECTION 6.2    DUTIES OF SERVICER

     The Servicer shall manage, service, administer and make collections on the Purchased Assets with reasonable care and in accordance with applicable law, using that degree of skill and attention that the Servicer exercises with respect to assets that the Servicer services for itself. The Servicer's duties shall include billing, collection and posting of all payments, responding to inquiries by Customers or by the Commission, federal, local or other state governmental authorities with respect to the Purchased Assets, investigating delinquencies, accounting for collections, furnishing quarterly and annual statements to the Trustee with respect to distributions, and taking action in connection with the Rate Adjustment Mechanism to the extent expressly set forth in Section 6.5. The Servicer shall follow its customary standards, policies and procedures in performing its duties as Servicer.
Without limiting the generality of the foregoing, the Servicer shall be, and is hereby, authorized and empowered by the Trust to (a) execute and deliver, on behalf of itself, the Trust, the Trustee, the Certificateholders or any of them, any and all instruments, documents or notices and (b) on behalf of itself, the Trust, the Trustee, the Certificateholders or any of them, make any filing with and to participate in proceedings of any kind with any governmental authorities (including with the Commission), in each case in respect of any of the Purchased Assets. The Trustee shall furnish the Servicer with such documents as have been prepared by the Servicer for execution by the Trustee and as are necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

     SECTION 6.3    COLLECTION OF CERTAIN PURCHASED ASSETS AND RELATED MATTERS

     (a) The Servicer shall use all reasonable efforts to collect all Allocated Conservation Amounts, Allocated Sale Amounts and Termination Fees as and when the same shall become due, and shall follow such collection procedures as it follows with respect to comparable assets that it services for itself. The Servicer shall not change the amount of or reschedule the due date of any scheduled payment of any Allocated Conservation Amount or Termination Fee or change any material term of any Purchased Asset, except as provided by the terms of the Purchased Asset or as contemplated by this Agreement or as required by law or court order; provided, however, that the Servicer may take any of the foregoing actions to the extent that such action would be in accordance with customary practices of the Servicer with respect to comparable assets that it services for itself and such action would not materially adversely affect the Certificateholders.

     (b) The Servicer shall allocate all payments received by the Servicer through the end of the last Collection Period from Customers in respect of bills sent by the Servicer to Customers during the period commencing on the first Business Day following the Closing Date and ending on the Tariff Termination Date, as between the Servicer and the Trust, in accordance with the terms of the Tariff or any Revised Tariff, as the case may be, in effect from time to time.

     SECTION 6.4    REALIZATION UPON, AND MAINTENANCE OF, PURCHASED ASSETS

     On behalf of the Trust, the Servicer shall use all reasonable efforts, consistent with its customary servicing procedures, (a) to enforce, and maintain rights in respect of, the Purchased Assets, in each case to the same extent that it services comparable assets that it services for itself and (b) to maintain the aggregate amount of revenues allocated to the Trust pursuant to the Tariff or any Revised Tariff, as the case may be, by making necessary filings or refilings with the Commission (including in connection with any general resetting, recategorization, reclassification or reallocation of revenues or rates). The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of any of the Purchased Assets, which, in the Servicer's judgment, may include the taking of legal action.

     SECTION 6.5    RATE ADJUSTMENT MECHANISM

     (a) The Servicer shall calculate the Bondable Conservation Investment Balance as of each Calculation Date and shall deliver a written copy of such calculation in reasonable detail to the Trustee not later than two Business Days prior to the Distribution Date immediately following such Calculation Date. The written copy shall compare the Bondable Conservation Investment Balance to the Projected Bondable Conservation Investment Balance. Based solely upon such written report from the Servicer (upon which the Trustee may conclusively rely in the absence of manifest error), the Trustee shall promptly notify the Servicer of the occurrence, and the amount, of any Variance. Within 30 days following the Calculation Date to which a Variance relates, the Servicer shall apply with the Commission for a Rate Adjustment which, upon approval thereof by the Commission, shall remain in effect until the earlier of (i) the next Rate Adjustment and (ii) the Tariff Termination Date.

     (b)  In connection with each such Rate Adjustment, the Servicer shall
(i) calculate the relevant Revised Tariff Amount for the then-current Regulatory Year and each subsequent Regulatory Year, (ii) file an application substantially in the form of the Periodic Adjustment Application with the Commission (such application, together with the Rate Adjustment contemplated thereby, collectively, the "RATE ADJUSTMENT MECHANISM"), (iii) take all reasonable actions and make all reasonable efforts in order to effectuate the Rate Adjustment Mechanism and to enforce the provisions of the Statute which obligate the Commission to approve rates at levels sufficient to recover the Conservation Asset Transaction Amount in accordance with this Agreement, and (iv) send to the Trustee copies of all notices and documents, in Servicer's reasonable judgment, material to the Rate Adjustment Mechanism, including, without limitation, reasonable detail with respect to the Servicer's calculation of the Revised Tariff Amount. The Servicer shall promptly notify the Rating Agencies of the filing with the Commission of each Periodic Adjustment Application and of the approval of each Revised Tariff by the Commission.

     (c) It is expressly agreed and acknowledged by the Trustee, on behalf of itself, the Trust and each of the Certificateholders, that (i) in connection with any Rate Adjustment Mechanism, the Servicer is acting solely in its capacity as servicing agent hereunder, (ii) neither the Servicer nor the Trustee is responsible in any manner for, and shall have no liability whatsoever as a result of any action, decision, ruling or other determination made or not made, or any delay (other than any delay resulting from the Servicer's failure to file the applications required by Section 6.5(b)(ii) in a timely manner), by the Commission in any way related to the Purchased Conservation Investment Assets or in connection with any Rate Adjustment Mechanism, the subject of any filings under Section 6.4, any proposed Rate Adjustment, or the approval of any Revised Tariff or any Revised Tariff Amount and the scheduled adjustments thereto, and
(iii) the Servicer shall have no liability whatsoever relating to the calculation of the Revised Tariff Amount and the scheduled adjustments thereto (including as a result of any inaccuracy of any of the assumptions made in such calculation regarding expected delinquencies and expected numbers of customers) or as a result of any person (including the Certificateholders) not receiving any payment, amount or return anticipated or expected during any Distribution Period or in respect of any Certificate generally, except only to the extent that the same is directly caused by a computational error in calculating the Revised Tariff Amount attributable to the Servicer's gross negligence. The foregoing is not intended to, and shall not, relieve the Seller of liability for any misrepresentation under Section 9.1(b)-(f). The Servicer hereby acknowledges that the terms of this Section 6.5(c) are not intended to, and shall not, relieve the Servicer of liability for any misrepresentation by the Servicer under Section 10 or the breach by the Servicer of its other obligations under this Agreement.

     SECTION 6.6    MAINTENANCE OF FILINGS IN RESPECT OF PURCHASED ASSETS

     (a) The Servicer shall take such steps as are necessary to maintain the perfection of the Trust's interest in the Purchased Assets including the filing of financing statements and continuation statements.

     (b) The Servicer shall file with the Securities and Exchange Commission on behalf of the Trust such periodic reports as are required from time to time under Section 13 of the Securities Exchange Act of 1934, as amended. The Trustee shall, at the Servicer's request, provide the Servicer with information necessary for the Servicer to file such reports.

     SECTION 6.7 DOMINION AND CONTROL OF THE PURCHASED ASSETS; COVENANT OF SERVICER

     Notwithstanding any other provision herein, the Servicer and the Trustee on behalf of the Trust agree that the Trustee shall have dominion and control over the Purchased Assets, and the Servicer, in accordance with the terms hereof, is acting solely as the servicing agent and custodian for the Trust with respect to the Purchased Assets. The Servicer hereby agrees that it shall not take any action that is not authorized by this Agreement, and which is not consistent with its customary procedures and practices, that shall impair the rights of the Trust in the Purchased Assets unless such action is required by law or court or regulatory order.

     SECTION 6.8    SERVICING FEE

     In consideration for its services hereunder, the Servicer shall receive the Servicing Fee as set forth in Section 7.3(a)(ii). The Servicer shall be required to pay from its own account all expenses incurred by it in connection with its activities hereunder.

     SECTION 6.9    MONTHLY SERVICER'S CERTIFICATE

     On or before each Remittance Date and at least three Business Days prior to each Distribution Date, the Servicer, in accordance with Section 7.6(a), shall deliver to the Trustee, the Paying Agent and each Rating Agency a Monthly Servicer's Certificate for the Collection Period preceding such Remittance Date. The Servicer shall deliver to the Trustee and each Rating Agency any public financial information in respect of the Servicer, or any material information regarding the Purchased Assets to the extent it is available to the Servicer, in each case that the Trustee and each Rating Agency reasonably requests in order to monitor the performance by the Servicer hereunder.

     SECTION 6.10   STATEMENT AS TO COMPLIANCE

     The Servicer shall deliver to the Trustee on or before April 30 of each year commencing April 30, 1996 to and including the April 30 succeeding the termination of the Trust, a certificate signed by the chairman of the board, the president, the treasurer, the controller, any executive or senior vice president or any vice president of the Servicer, stating that (A) a review of the activities of the Servicer during the year ended the preceding December 31 (or shorter period in the case of the first such certificate) and of its performance under this Agreement has been made under such officer's supervision and (B) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all of its material obligations in all material respects under this Agreement throughout such year, or, if there has been a material default in the fulfillment of any such material obligation, specifying each such default known to such officer and the nature and status thereof.

     SECTION 6.11   ANNUAL REPORT BY INDEPENDENT PUBLIC ACCOUNTANTS

     (a) The Servicer shall cause a firm of Independent Public Accountants (which may provide other services to the Servicer) to prepare, and the Servicer shall deliver to the Trustee, a report addressed to the Servicer, which may be included as part of the Servicer's customary auditing activities, for the information and use of the Trustee on or before May 31 of each year, beginning May 31, 1996 to and including the May 31 succeeding the termination of the Trust, to the effect that such firm has performed certain procedures in connection with the Servicer's compliance with the servicing procedures of this Agreement, identifying the results of such procedures and including any exceptions noted.

     (b) The report of the Independent Public Accountants shall also indicate that such accounting firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

     SECTION 6.12 ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING PURCHASED ASSETS

     The Servicer shall provide to the Certificateholders access to the Purchased Asset Documentation in such cases, but only in such cases, where the Certificateholders shall be required by applicable statutes or regulations to have access to such documentation. Access by the Certificateholders shall be afforded without charge, but only upon reasonable request and during normal business hours which do not unreasonably interfere with the Servicer's normal operations. Nothing in this Section 6.12 shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding Customers, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this
Section 6.12.

     SECTION 6.13 REPORTS TO CERTIFICATEHOLDERS, CERTIFICATE OWNERS AND THE RATING AGENCIES

     (a) The Servicer and the Trustee shall provide free of charge to any Certificateholder who so requests in writing (addressed to the Corporate Trust Office, in the case of a request to the Trustee) a copy of each Monthly Servicer's Certificate described in Section 6.9, the annual compliance statement described in Section 6.10, or the annual accountants' report described in
Section 6.11.

     (b) The Trustee shall promptly forward to the Rating Agencies the statements and reports referred to in Section 6.13(a), the statements to Certificateholders described in Sections 7.6(a) and (b), and any other reports from the Servicer with respect to the Purchased Assets it may receive pursuant to this Agreement.

SECTION 7.     DISTRIBUTIONS; STATEMENTS TO PARTIES

     SECTION 7.1    COLLECTION ACCOUNT

     (a) The Servicer shall establish the Collection Account in the name of the Trustee for the benefit of the Certificateholders. The Collection Account shall be a segregated identifiable trust account established in the trust department of a Qualified Trust Institution. The Collection Account shall be maintained by the Trustee so long as the Trustee is a Qualified Trust Institution.

     (b) Should any depositary of the Collection Account cease to be a Qualified Trust Institution, then the Servicer shall, at the instruction of the Trustee, cause the Collection Account to be moved to a Qualified Trust Institution within 10 Business Days after receipt of such instruction, unless the Servicer provides the Trustee with a letter from each Rating Agency to the effect that the then current ratings assigned to the Certificates by the Rating Agencies will not be adversely affected by such depositary's ceasing to be a Qualified Trust Institution.

     (c) All amounts held in the Collection Account shall be invested by the bank or trust company then maintaining the account at the written direction of the Servicer in Permitted Investments that mature on a date proximate to but not later than the Deposit Date next succeeding the date of investment; PROVIDED, HOWEVER, that if the Collection Account is maintained with the Trustee, such Permitted Investments may mature on the Distribution Date next succeeding the date of investment, if the Trustee is the obligor on such investments (including repurchase agreements on which the Trustee in its commercial capacity is liable as principal).

     SECTION 7.2    COLLECTIONS

     The Servicer shall remit to the Collection Account, on each Remittance Date, the Aggregate Remittance Amount received by the Servicer from or on behalf of Customers during the immediately preceding Collection Period (whether attributable to that period or any prior period). Any such collections remitted to the Collection Account shall be in immediately available funds and shall be remitted no later than 1:00 p.m., New York City time, on or before the Remittance Date. Notwithstanding the foregoing, during any period in which there exists a Rating Agency Condition, the Servicer shall remit to the Collection Account all Allocated Conservation Amounts,

Termination Fees and Allocated Sale Amounts within two Business Days after their receipt by the Servicer.

     SECTION 7.3    DISTRIBUTIONS

     (a) On each Distribution Date, the Trustee shall cause to be made the following distributions, to the extent of the funds in the Collection Account, in the following order of priority and in the amounts set forth in the applicable Trustee's Certificate:

          (i) to itself, as Trustee, the sum of (x) the Trustee Fee for such Distribution Period PLUS (y) the amount, of any Trustee Fee previously due but not paid to the Trustee under Section 7.3(a)(i)(x) in respect of any previous Distribution Periods;

         (ii) to the Servicer, by wire transfer of immediately available funds the sum of (x) the Servicing Fee for such Distribution Period PLUS (y) the amount, if any, of any Servicing Fee previously due but not paid to the Servicer under Section 7.3(a)(ii)(x) in respect of any previous Distribution Period;

        (iii) to each Certificateholder, through an intermediary transfer to the Certificate Payment Account, by check mailed by or on behalf of the Paying Agent (in the case of Definitive Certificates) to each Certificateholder's respective address of record (or in the case of Certificates registered in the name of a Clearing Agency, by wire transfer of immediately available funds), for an amount equal to the sum of (x) the product of (I) the Certificate Rate (calculated on the basis of a 360-day year comprised of twelve 30-day months), (II) the quotient obtained by dividing the number of days in such Distribution Period by 360 and (III) the total Certificate Balance of all Certificates held by such Certificateholder as of the first day of such related Distribution Period PLUS (y) the amounts, if any, previously due in respect of such Certificates but not paid to such Certificateholder under Section 7.3(a)(iii)(x) in respect of any previous Distribution Periods PLUS
     (z) the product of (IV) the Certificate Rate (calculated on the basis of a 360-day year comprised of twelve 30-day months), (V) the quotient obtained by dividing the number of days in such Distribution Period by 360 and (VI) the amount, if any, previously due and not paid in respect of such Certificates under Section 7.3(a)(iii)(x); and

         (iv) to each Certificateholder, through an intermediary transfer to the Certificate Payment Account, by check mailed by or on behalf of the Paying Agent (in the case of Definitive Certificates) to each Certificateholder's respective address of record (or in the case of Certificates registered in the name of the Clearing Agency, by wire transfer of immediately available funds), the proportion of the balance of the Collection Account as of such Distribution Date, after giving effect to all distributions made or to be made pursuant to

     Sections 7.3(a)(i), 7.3(a)(ii) and 7.3(a)(iii), equal to the ratio of the total Certificate Balance of the Certificates held by such Certificateholder to the Aggregate Certificate Balance.

     (b) To the extent that the Paying Agent wires funds to a Clearing Agency, the Paying Agent will request the Qualified Trust Institution then maintaining the Collection Account to make such wire distribution, and the Qualified Trust Institution then maintaining the Collection Account shall promptly deliver to the Paying Agent a confirmation of such wire distribution. The Paying Agent shall have no liability in connection with any failure by the Qualified Trust Institution to make such distribution.

     SECTION 7.4    CALCULATION OF BONDABLE CONSERVATION INVESTMENT BALANCE

     On each Distribution Date, the Trustee shall calculate the Bondable Conservation Investment Balance in the manner set forth below. On the last day of the Distribution Period immediately preceding each Distribution Date, the Bondable Conservation Investment Balance, as of such date, shall equal (i) the Bondable Conservation Investment Balance as of the last day of the immediately preceding Distribution Period (or, in the case of the first Distribution Period, as of the Closing Date), MINUS (ii) the excess of (a) the amounts remitted by the Servicer to the Collection Account, pursuant to Section 7.2, during the Distribution Period to which such Distribution Date relates (including all interest accruing on such remitted amounts) over (b) the amounts payable to the Certificateholders pursuant to Section 7.3(a)(iii) on such Distribution Date, plus the amounts payable to the Trustee pursuant to Section 7.3(a)(i) on such Distribution Date, plus the amounts payable to the Servicer pursuant to Section 7.3(a)(ii) on such Distribution Date. Such calculations shall not in any way affect the order and priority of the distributions as set forth in Section 7.3.

     SECTION 7.5    CERTIFICATE REGARDING SERVICING FEE

     Within five days after the last date of each Distribution Period, the Trustee shall prepare and furnish to the Servicer a certificate setting forth the amount to be distributed on the Distribution Date in respect of such Distribution Period pursuant to Section 7.3(a)(ii) and the component parts thereof.

     SECTION 7.6    CERTIFICATES

     (a) On or before each Remittance Date and at least three Business Days prior to each Distribution Date, the Servicer shall prepare and furnish to the Trustee a Monthly Servicer's Certificate for the related Collection Period setting forth the

Aggregate Remittance Amount, and the component parts thereof (i.e., the amount of received Allocated Conservation Amounts, any Allocated Sale Amounts and any Termination Fees).

     (b) On each Distribution Date, the Trustee shall prepare and furnish to the Paying Agent, and the Paying Agent shall include with the distribution to each Certificateholder, a Trustee's Certificate, based solely on information in the Monthly Servicer's Certificate (upon which the Trustee may conclusively rely in the absence of manifest error) furnished pursuant to Sections 6.9 and 7.6(a), setting forth for the related Distribution Period, in addition to the information set forth in Section 7.6(a), the following information:

          (i) the amounts to be distributed pursuant to Section 7.3(a), and the component parts thereof (i.e., the amounts to be distributed pursuant to Sections 7.3(a)(i), (ii), (iii) and (iv)), both in the aggregate and per $1,000 original Certificate Amount;

         (ii) the amount of the Aggregate Certificate Balance and the Certificate Balance per $1,000 original Certificate Amount (after giving effect to payments described in Section 7.3(a)(iv));

        (iii) the Bondable Conservation Investment Balance, both in the aggregate and per $1,000 original Certificate Amount, as of the last day of the preceding Distribution Period (as determined pursuant to Section 7.4); and

         (iv) if such Distribution Date relates to a Distribution Period the last day of which is a Calculation Date, the Trustee shall also prepare and furnish, in accordance with Section 7.6(b), a comparison between the Bondable Conservation Investment Balance and the Projected Bondable Conservation Investment Balance as of such Calculation Date, both in the aggregate and per $1,000 original Certificate Amount, together with a statement indicating whether or not a Variance exists as of such Calculation Date.

     (c) Within a reasonable period of time after the end of each calendar year, but not later than the latest date permitted by law, the Trustee shall prepare and furnish to the Paying Agent, and the Paying Agent shall furnish to each Person who at any time during such calendar year shall have been a Certificateholder, a statement containing the aggregate amounts determined in
Section 7.6(b)(i) for such calendar year, for the purposes of such Certificateholder's preparation of federal income tax returns.

SECTION 8.     THE CERTIFICATES

     SECTION 8.1    THE CERTIFICATES

     The Certificates shall be issued in denominations of $1,000 and integral multiples thereof. The Certificates shall be executed on behalf of the Trust by manual signature of a Responsible Officer or other authorized signatory of the Trustee. Certificates bearing the manual signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be valid and binding obligations of the Trust, notwithstanding that such individuals shall have ceased to be so authorized prior to the execution, authentication and delivery of such Certificates or did not hold such offices or positions at the date of such Certificates. No Certificate shall entitle the Certificateholder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Certificate an authentication substantially in the form of Exhibit E executed by the Trustee by manual signature; such authentication shall constitute conclusive evidence that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

     SECTION 8.2    EXECUTION, AUTHENTICATION AND DELIVERY OF CERTIFICATES

     In exchange for the Purchased Assets and the other assets of the Trust, simultaneously with the sale, assignment and transfer to the Trustee of the Purchased Assets and the delivery to the Trustee of the other components of the Trust, the Trustee shall deliver to, or upon the order of, the Seller, Certificates duly executed by the Trustee, on behalf of the Trust, and authenticated by the Trustee in accordance with the written instructions of the Seller in authorized denominations equaling the Aggregate Certificate Amount, and evidencing the entire ownership of the Trust.

     SECTION 8.3    REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES

     (a) The Trustee shall cause to be kept at the office or agency to be maintained by a transfer agent and certificate registrar (the "TRANSFER AGENT AND CERTIFICATE REGISTRAR"), in accordance with the provisions of Section 8.7, a register (the "CERTIFICATE REGISTER") in which, subject to such reasonable regulations as it may prescribe, the Transfer Agent and Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Certificate Register shall list the names of the Certificateholders and their respective ownership interests in the Trust, and shall be treated as definitive and binding for all purposes hereunder. Only those persons registered as Certificateholders in the Certificate Register shall be recognized as having any interest in the Trust or as possessing the rights of a Certificateholder hereunder. A transfer of ownership of a Certificate shall be effectuated only by an appropriate entry in the

Certificate Register. The Trustee is hereby initially appointed Transfer Agent and Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. In the event that, subsequent to the date of issuance of the Certificates, the Trustee is unable to act as Transfer Agent and Certificate Registrar, the Trustee shall, with the consent of the Seller, appoint another bank or trust company, having an office or agency located in New York City and which agrees to act in accordance with the provisions of this Agreement applicable to it, to act, as successor Transfer Agent and Certificate Registrar under this Agreement.

     (b) The Trustee shall be permitted to resign as Transfer Agent and Certificate Registrar upon 30 days' written notice to the Servicer; PROVIDED, HOWEVER, that such resignation shall not be effective and the Trustee shall continue to perform its duties as Transfer Agent and Certificate Registrar until the Trustee has appointed a successor Transfer Agent and Certificate Registrar with the consent of the Servicer.

     (c) Upon surrender for registration of transfer of any Certificate at the office or agency of the Transfer Agent and Certificate Registrar maintained pursuant to Section 8.7, the Transfer Agent and Certificate Registrar shall make an appropriate entry in the Certificate Register to reflect such transfer, and the Trustee shall execute, authenticate and (if the Transfer Agent and Certificate Registrar is different than the Trustee, then the Transfer Agent and Certificate Registrar shall) deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate amount. At the option of a Certificateholder, Certificates may be exchanged for other Certificates of authorized denominations of a like aggregate amount at such office or agency.

     (d) Whenever any Certificate is surrendered for exchange, the Trustee shall execute, authenticate and (if the Transfer Agent and Certificate Registrar is different from the Trustee, then the Transfer Agent and Certificate Registrar shall) deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Transfer Agent and Certificate Registrar duly executed by the Certificateholder, which signature on such assignment must be guaranteed by a member of the New York Stock Exchange or a commercial bank or trust company with an office or agency in New York City.

     (e) Each Certificate surrendered for registration of transfer or exchange shall be canceled by the Transfer Agent and Certificate Registrar or retained in accordance with its standard retention policy and disposed of or retained in a manner satisfactory to the Trustee.

     (f) No service charge shall be made for any registration of transfer or exchange of Certificates, but the Transfer Agent and Certificate Registrar may require payment of a sum by such Certificateholder sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     SECTION 8.4    MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES

     If (A) any mutilated Certificate shall be surrendered to the Transfer Agent and Certificate Registrar, or if the Transfer Agent and Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss, or theft of any Certificate and (B) there shall be delivered to the Trustee and the Transfer Agent and Certificate Registrar such security or indemnity as may be required to save each of them and the Trust harmless, then, in the absence of notice to the Trustee that such Certificate shall have been acquired by a bona fide purchaser, the Trustee on behalf of the Trust shall execute, authenticate and (if the Transfer Agent and Certificate Registrar is different from the Trustee, then Transfer Agent and Certificate Registrar shall) deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and denomination but bearing a number not contemporaneously outstanding. In connection with the issuance of any new Certificate under this Section 8.4, the Trustee or the Transfer Agent and Certificate Registrar, as the case may be, may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this
Section 8.4 shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not a lost, stolen or destroyed Certificate shall be found at any time.

     SECTION 8.5    PERSONS DEEMED OWNERS OF CERTIFICATE

     Prior to due presentation of a Certificate for registration of transfer, the Trustee, the Paying Agent, the Transfer Agent and Certificate Registrar or any agent of any of them may treat the Person in whose name any Certificate shall be registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 7.3 and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the Transfer Agent and Certificate Registrar or any agent of any of them shall be bound by any notice to the contrary.

     SECTION 8.6    ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES

     The Transfer Agent and Certificate Registrar shall furnish to the Servicer or the Paying Agent (or to the Trustee if the Trustee is not the Transfer Agent and Certificate Registrar), within 15 days after receipt by the Transfer Agent and Certificate Registrar of a request therefor from the Servicer, the Trustee or the Paying Agent in writing, a list of the names and addresses of the Certificateholders as of the most recent Record Date, in such form as the Servicer, the Trustee or the Paying Agent may reasonably require. If, at such time, if any, as Definitive Certificates have been issued, three or more Certificateholders, or one or more Certificateholders aggregating not less than 25% of the Aggregate Certificate Balance apply in writing to the Transfer Agent and Certificate Registrar (or the Trustee if the Trustee is acting as the Transfer Agent and Certificate Registrar), and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and such application is accompanied by a copy of the communication that such applicants propose to transmit, then the Transfer Agent and Certificate Registrar (or the Trustee, as the case may be) shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Certificateholders. Each Certificateholder, by receiving and holding a Certificate, shall be deemed to have agreed not to hold any of the Servicer, the Trustee, the Transfer Agent, the Paying Agent and Certificate Registrar or any of their respective agents accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

     SECTION 8.7    MAINTENANCE OF OFFICE OR AGENCY

     The Transfer Agent and Certificate Registrar shall maintain in New York, New York an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange. The Transfer Agent and Certificate Registrar initially designates its agency located at its office at 450 West 33rd Street, 15th Floor, New York, New York 10001 for such purposes. The Transfer Agent and Certificate Registrar shall give prompt written notice to the Trustee, the Servicer and to Certificateholders of any change in the location of such office or agency.

     SECTION 8.8    BOOK-ENTRY CERTIFICATES

     The Certificates, upon original issuance, shall be issued in the form of typewritten Certificates representing the Book-Entry Certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by the Seller or on its behalf. The Certificates shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Certificates, except as provided in Section 8.10. Unless and until definitive, fully registered Certificates ("DEFINITIVE CERTIFICATES") have been issued to Certificateholders pursuant to Section 8.10:

          (i) the provisions of this Section 8.8 shall be in full force and effect;

          (ii) the Seller, the Servicer, the Paying Agent, the Transfer Agent and Certificate Registrar and the Trustee may deal with the Clearing Agency and the Clearing Agency Participants for all purposes (including the making of distributions in respect of the Certificates and the taking of actions by the Certificateholders) as the authorized representatives of the Certificate Owners;

          (iii) to the extent that the provisions of this Section 8.8 conflict with any other provisions of this Agreement, the provisions of this Section 8.8 shall control;

          (iv) the rights of Certificate Owners shall be exercised only through the Clearing Agency (or to the extent Certificate Owners are not Clearing Agency Participants through the Clearing Agency Participants through which such Certificate Owners own Book-Entry Certificates) and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants and all references in this Agreement to actions by Certificateholders shall refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as Holder of the Certificates, as the case may be, for distribution to Certificate Owners in accordance with the procedures of the Clearing Agency; and

          (v) pursuant to the Depository Agreement, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Certificate Owners or their nominees.

     None of the Seller, the Servicer, the Trustee or any of their respective agents or employees shall be liable for any actions taken by the Clearing Agency or its nominee.

     SECTION 8.9    NOTICES TO CLEARING AGENCY

     Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 8.10, the Trustee and the Paying Agent shall give all such notices and communications specified herein to be given by it to Certificateholders to the Clearing Agency.

     SECTION 8.10   DEFINITIVE CERTIFICATES

     If (i) (A) the Trustee advises the Servicer in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities under the Depository Agreement and (B) the Servicer is unable to locate a qualified successor or (ii) Certificate Owners representing beneficial interests aggregating greater than 50% of the Aggregate Certificate Balance advise the Clearing Agency and the Trustee (and the Clearing Agency shall notify the Trustee in writing thereof) through the Clearing Agency Participants in writing that the continuation of the book-entry system through the Clearing Agency is no longer in the interests of the Certificate Owners, or (iii) after the Servicer becomes subject to insolvency proceedings, Certificate Owners representing beneficial interests aggregating greater than 50% of the Aggregate Certificate Balance advise the Clearing Agency and the Trustee (and the Clearing Agency shall notify the Trustee in writing thereof) through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners, the Trustee shall notify the Clearing Agency of the occurrence of any event described in clauses (i) and (ii) above and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Transfer Agent and Certificate Registrar by the Clearing Agency of Certificates registered in the name of such Clearing Agency or its nominee, accompanied by re-registration instructions from the Clearing Agency for registration of the Definitive Certificates (upon which the Trustee may conclusively rely), the Trustee shall execute, authenticate and (if the Transfer Agent and Certificate Registrar is different from the Trustee, then the Transfer Agent and Certificate Registrar shall) deliver Definitive Certificates. The Trustee shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. None of the Seller, the Servicer, the Transfer Agent and Certificate Registrar or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on such instruction. Upon the issuance of Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Transfer Agent and Certificate Registrar, to the extent applicable with respect to such Definitive Certificates and the Trustee, the Paying Agent and the Transfer Agent and Certificate Registrar shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

     SECTION 8.11   APPOINTMENT OF PAYING AGENT

     (a) The Paying Agent shall have the revocable power to withdraw funds from the Certificate Payment Account and make distributions to the Certificateholders. The Trustee may revoke such power and remove the Paying Agent, if the Trustee receives notice that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect or for other cause. The Paying Agent shall initially be the Trustee. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Servicer (and the Trustee, in case any party other than the Trustee is acting as Paying Agent). In the event that the Trustee shall no longer be the Paying Agent, the Trustee shall appoint a successor to act as Paying Agent, which shall be a bank or trust company. If at any time the Trustee shall be acting as the Paying Agent, the provisions of Sections 12.2, 12.3 and 12.4 shall apply to the Trustee in its role as Paying Agent.

     (b) The Trustee shall cause the Paying Agent (if other than itself) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders or other party entitled thereto until such sums shall be paid to such Certificateholders or other party entitled thereto and shall agree, and if the Trustee is the Paying Agent it hereby agrees, that it shall comply with all requirements of the Code regarding the withholding by the Trustee of payments in respect of federal income taxes due from Certificate Owners.

     (c) The Trustee in its capacity as initial Paying Agent hereunder agrees that it (i) will hold all sums held by it hereunder for payment to the Certificateholders in trust for the benefit of the Certificateholders or other party entitled thereto until such sums shall be paid to such Certificateholders or other party entitled thereto and (ii) shall comply with all requirements of the Code regarding the withholding by the Trustee of payments in respect of federal income taxes due from Certificate Owners.


     SECTION 8.12   AUTHENTICATING AGENT

     (a) The Trustee may appoint one or more authenticating agents with respect to the Certificates who shall be authorized to act on behalf of the Trustee in authenticating the Certificates in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Certificates. Whenever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Trustee by an authenticating agent.

     (b) Any institution succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any paper or any further act on the part of the Trustee or such authenticating agent.

     (c) An authenticating agent may at any time resign by giving written notice of resignation to the Trustee and the Servicer. The Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to the Servicer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to the Trustee or the Servicer, the Trustee may promptly appoint a successor authenticating agent. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent.

     (d) The Servicer shall pay from its own account, from time to time, reasonable compensation to the Authenticating Agent for its services under this
Section 8.12.

     (e) The provisions of Sections 12.2, 12.3 and 12.4 shall be applicable to any authenticating agent.

     (f) Pursuant to an appointment made under this Section 8.13, the Certificates may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

     This is one of the certificates referred to in the within mentioned Agreement.

                                        CHEMICAL BANK
                                        as Trustee


                                        By:
                                            ---------------------------------
                                            Authorized Signatory

                                        or

                                        -------------------------------------
                                        as Authenticating Agent
                                        for the Trustee,


                                        By:
                                           ----------------------------------
                                           Authorized Signatory

     SECTION 8.13   ACTIONS OF CERTIFICATEHOLDERS

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, when required, to the Seller or the Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Seller and the Servicer, if made in the manner provided in this Section 8.13.

     (b) The fact and date of the execution by any Certificateholder of any such instrument or writing may be proved in any reasonable manner which the Trustee deems satisfactory.

     (c) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind every Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done, by the Trustee, the Seller or the Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

     (d) The Trustee may require such additional proof of any matter referred to in this Section 8.13 as it shall deem necessary.

SECTION 9.     THE SELLER

     SECTION 9.1    REPRESENTATIONS AND WARRANTIES OF SELLER

     The Seller makes the following representations and warranties on which the Trustee shall rely in accepting the Purchased Assets in trust and authenticating the Certificates. The representations and warranties shall speak as of the execution and delivery of this Agreement, and shall survive the sale of the Purchased Assets to the Trustee.

     (a)  ORGANIZATION AND GOOD STANDING

     The Seller has been duly organized and is in good standing under the laws of the State of Washington, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

     (b)  POWER AND AUTHORITY

     The Seller has the power and authority to execute and deliver this Agreement and to carry out its terms; the Seller has the power and authority to sell and assign the Purchased Assets property to be sold and assigned to the Trustee as part of the Trust; and the execution, delivery and performance of this Agreement has been duly authorized by the Seller by all necessary corporate action.

     (c)  VALIDITY; BINDING OBLIGATIONS

     This Agreement constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     (d)  NO VIOLATION

     The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not (A) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under the charter or bylaws of the Seller, or conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument to which the Seller is a party or by which it is bound,
(B) result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument, or
(C) violate any law or any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties.

     (e)  NO PROCEEDINGS

     There are no proceedings or investigations pending or, to the best of the Seller's knowledge, threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties (A) asserting the invalidity of this Agreement or the Certificates and (B) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement.

     (f)  GOVERNMENTAL APPROVALS

     No authorization or approval or other action by, and no notice to or filing with, and no consent by, any governmental authority, regulatory body or third party is required for the due execution and delivery by the Seller of this Agreement and the Underwriting Agreement and the performance by the Seller of its obligations under this Agreement except for (i) the Initial Commission Order and (ii) such authorizations, approvals, notices, consents and filings that have been duly received or made, as the case may be, as of the date of this Agreement.

     (g)  NO LIENS, CLAIMS OR ENCUMBRANCES

     There are no liens, claims or encumbrances on any of the Purchased Assets arising by, through or under the Seller.

     SECTION 9.2    LIABILITY OF SELLER; INDEMNITIES

     (a) The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller in such capacity under this Agreement and shall have no other obligations or liabilities hereunder.

     (b) The Seller shall indemnify, defend and hold harmless the Trustee, the Trust and the Certificateholders from and against any taxes that may at any time be asserted against the Trustee or the Trust with respect to the sale of the Purchased Assets to the Trust or the issuance and original sale of the Certificates, including any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, excise or license taxes (but not any income taxes, gross receipts taxes (including Washington State business and occupation tax), franchise taxes or similar taxes imposed on the Trustee, the Trust or any Certificateholder arising out of the transactions contemplated by this Agreement), and any utility tax imposed on the Trust with respect to the Purchased Assets to the extent such taxes have not been imposed on the Seller with respect to the Purchased Assets, costs and expenses in defending against the same.

     (c) The Seller shall indemnify, defend and hold harmless the Trustee, its officers, directors, employees and agents, the Trust and the Certificateholders from and against any loss, liability or expense to the extent that the same is incurred as the sole and direct result of the Seller's material breach of its representations contained in Section 9.1 or its covenants and agreements hereunder.

     (d) The Seller agrees to indemnify and hold harmless the Trustee and each person, if any, who controls the Trustee within the meaning of the Securities Act , against any losses, claims, damages, liabilities or expenses, joint or several, to which the Trustee or such controlling person (within the meaning of the Securities
Act) may become subject, under the Securities Act, the Securities Exchange Act of 1934, as amended, the Trust Indenture Act of 1939, as amended, or other federal, state or foreign statutory law or regulation, or at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them not misleading, and the Seller will reimburse the Trustee and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by the Trustee or such controlling person in connection with investigation and defending any such loss, claim, damage, liability, expense or action.

     (e) Indemnification under Section 9.2(b)-(d) shall survive the termination of this Agreement and the resignation or removal of the Trustee, shall not be payable from the Purchased Assets, and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Seller shall have made any indemnity payments to the Trust or the Trustee pursuant to this Section 9.2 and the Trust or the Trustee thereafter shall collect any of such amounts from others, the Trust shall repay such amounts to the Seller, without interest.

     (f) The Person to be indemnified shall provide the Seller with a certificate requesting indemnification and setting forth the basis of such request.

     SECTION 9.3    MERGER OR CONSOLIDATION OF SELLER

     Any corporation or other entity (i) into which the Seller may be merged or consolidated, (ii) which may result from any merger, conversion or consolidation to which the Seller shall be a party and in which the Seller is not the surviving entity, or (iii) which may succeed to all or substantially all of the electric utility distribution business of the Seller (whether by merger, consolidation, sale, conveyance, transfer, lease, reorganization, restructuring, split up or otherwise), which corporation or other entity shall execute an agreement of assumption to perform every obligation of the Seller hereunder, shall be the successor to the Seller hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement. The Seller shall give prompt notice of any such merger, consolidation or other succession to all or substantially all the electric utility distribution business of the Seller to the Trustee and the Rating Agencies. Any successor to the Seller shall, in accordance with the Statute, perform and satisfy all unperformed obligations of the Seller hereunder in the same manner, and to the same extent, as the previous Seller.

     SECTION 9.4    LIMITATION ON LIABILITY OF SELLER AND OTHERS

     The Seller and any director, officer, employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller shall not be under any obligation under this Agreement to appear in, prosecute or defend any legal action that shall be unrelated to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

SECTION 10.    THE SERVICER

     SECTION 10.1   REPRESENTATIONS AND WARRANTIES OF SERVICER

     The Servicer makes the following representations and warranties on which the Trustee shall rely in accepting the Purchased Assets in trust and authenticating the Certificates. The representations shall speak as of the execution and delivery of this Agreement, and shall survive the sale of the Purchased Assets to the Trustee.

     (a)  ORGANIZATION AND GOOD STANDING

     The Servicer has been duly organized and is in good standing under the laws of the State of Washington, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

     (b)  POWER AND AUTHORITY

     The Servicer has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement has been duly authorized by the Servicer by all necessary corporate action.

     (c)  BINDING OBLIGATIONS

     This Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable in accordance with its terms subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation or other similar laws and equitable principles relating to or affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or law.

     (d)  NO VIOLATION

     The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not (A) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under the articles of incorporation or bylaws of the Servicer, or conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument to which the Servicer is a party or by which it is bound, (B) result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument, or (C) violate any law or any order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties.

     (e)  NO PROCEEDINGS

     There are no proceedings or investigations pending or, to the best of the Servicer's knowledge, threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties (A) asserting the invalidity of this Agreement or the Certificates and (B) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement.

     (f)  GOVERNMENTAL APPROVALS

     No authorization or approval or other action by, and no notice to or filing with, or consent by, any governmental authority, regulatory body or third party is required for the due execution and delivery by the Servicer of this Agreement and the Underwriting Agreement and the performance by the Servicer of its obligations under this Agreement except for (i) the Initial Commission Order and
(ii) such authorizations, approvals, notices and filings that have been duly received or made, as the case may be, as of the date of this Agreement.

     SECTION 10.2   LIABILITY OF SERVICER; INDEMNITIES

     (a) The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement and shall have no other obligations or liabilities hereunder.

     (b) The Servicer shall indemnify, defend and hold harmless the Trustee, its officers, directors, employees and agents, the Trust and the Certificateholders from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that the same is incurred as the sole and direct result of the material breach by the Servicer of its duties under Section 5.3 or Section 6, its representations under Section 10.1 or its covenants under Section 10.7.

     (c) The Servicer shall indemnify, reimburse, defend and hold harmless the Trustee, its officers, directors, employees and agents, from and against any loss, liability or expenses incurred or paid to third parties in connection with the administration of its trusts hereunder (except anticipated and ordinary expenses intended to be covered by the Trustee Fee), other than any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties hereunder.

     (d) Indemnification under this Section 10.2 shall include reasonable fees and expenses of counsel and expenses of litigation, and shall not be payable out of the Purchased Assets. If the Servicer shall have made any indemnity payments pursuant to this Section 10.2 and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts to the Servicer, without interest. The indemnification obligations of the Servicer set forth in this Section 10.2 shall survive the termination of this Agreement, the termination of the Servicer with respect to any act or failure to act which occurs prior to such Servicer's termination and the resignation or removal of the Trustee.

     (e) The Person to be indemnified shall provide the Servicer with a certificate and accompanying Opinion of Counsel requesting indemnification and setting forth the basis of such request.

     SECTION 10.3   MERGER OR CONSOLIDATION OF SERVICER

     Any corporation or other entity (i) into which the Servicer may be merged or consolidated, (ii) which may result from any merger, conversion or consolidation to which the Servicer shall be a party and in which the Seller is not the surviving entity, or (iii) which may succeed to all or substantially all of the electric utility distribution business of the Servicer (whether by merger, consolidation, sale, conveyance, transfer, lease, reorganization, restructuring, split up or otherwise), which corporation or other entity shall execute an agreement of assumption to perform every obligation of the Servicer hereunder, shall be the successor to the Servicer hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement. The Servicer shall give prompt written notice of any such merger, consolidation or other succession to all or substantially all the electric utility distribution business of the Servicer to the Trustee and the Rating Agencies. Any successor to the Servicer shall, in accordance with the Statute, perform and satisfy all unperformed obligations of the Servicer hereunder in the same manner, and to the same extent, as the previous Servicer.

     SECTION 10.4   LIMITATION ON LIABILITY OF SERVICER AND OTHERS

     Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Trust, the Trustee or the Certificateholders (except in the case of the Servicer to the extent otherwise provided under this Agreement, including without limitation the indemnification obligations of the Servicer to the Trustee pursuant to Sections 5.5, 10.2 and 12.6) for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; PROVIDED, HOWEVER, that this provision shall not protect the Servicer against any liability that would otherwise be imposed by reason of the breach by the Servicer of its obligations and duties under this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

     Except to the extent provided in Section 6.4, the Servicer shall not have any obligation under this Agreement to appear in, prosecute or defend any legal action; PROVIDED, HOWEVER, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement and the interests of the Certificateholders under this Agreement.

     SECTION 10.5   SERVICER NOT TO RESIGN

     The Servicer shall not resign from its obligations and duties under this Agreement except (i) in the event of the appointment of a successor Servicer pursuant to Section 11.1 and (ii) upon receipt by the Trustee of notice from each of the Rating Agencies to the effect that the rating then assigned to the Certificates by each respective Rating Agency will not be withdrawn or reduced as a result of such resignation and such appointment. Notice of any such determination permitting the resignation of Puget Sound Power & Light Company or any successor Servicer shall be communicated to the Trustee and the Rating Agencies at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time). No such resignation shall become effective, except as provided in Section 10.3, until a successor Servicer shall have assumed by written statement the responsibilities and obligations of the Servicer and, in connection with any resignation permitted by clause (ii) above, the Trustee shall have received written confirmation from each of the Rating Agencies that the rating then assigned to the Certificates shall remain in effect.

     SECTION 10.6   DELEGATION OF DUTIES

     So long as Puget Sound Power & Light Company acts as Servicer, the Servicer shall have the right, in the ordinary course of its business, to delegate any of its duties under this Agreement to any Person. Any compensation payable to such Person shall be paid by the Servicer from its own funds and none of the Trust, the Trustee or the Certificateholders shall have any liability to such Person with respect thereto. Notwithstanding any delegation of duties by the Servicer pursuant to this Section 10.6, the Servicer shall not be relieved of its liability and responsibility with respect to such duties, and any such delegation shall not constitute a resignation within the meaning of
Section 10.5. Any agreement that may be entered into by the Servicer and a Person that provides for any delegation of the Servicer's duties hereunder shall be deemed to be between the Servicer and such Person alone, and the Trustee and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect thereto.

     SECTION 10.7   CERTAIN COVENANTS OF SERVICER

     (a) The Servicer covenants and agrees, in servicing the Purchased Assets as contemplated by Section 6, to comply with all laws applicable to, and binding upon, the Servicer and relating to such Purchased Assets the noncompliance with which would have a material adverse effect on the value of the Purchased Assets; PROVIDED, HOWEVER, that the foregoing is not intended to, and shall not, impose any liability on the Servicer for noncompliance with any law that the Servicer is contesting in good faith in accordance with its customary standards and procedures.

     (b) The Servicer covenants to use all reasonable efforts to include in the purchase price of any voluntary sale constituting an Equipment Sale Contract, or to seek to recover as part of any governmental award or payment in connection with any involuntary sale, transfer or condemnation constituting an Equipment Sale Contract, an amount equal to the portion of the Bondable Conservation Investments allocable to the Affected Customers.

SECTION 11.    DEFAULTS AND REMEDIES

     SECTION 11.1   EVENTS OF DEFAULT

     In case one or more of the following Events of Default shall have occurred and be continuing:

     (a) If the Servicer fails to make remittances required by Section 7.2 and such failure continues unremedied for a period of five Business

     Days after the date on which notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee; or

     (b) If the Servicer fails duly to observe and perform in all material respects any other of the covenants or agreements on the part of the Servicer under this Agreement and such failure continues unremedied for a period of 30 days after the date on which notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of Certificates evidencing not less than 25% of the Aggregate Certificate Balance; or

     (c) If any representation or warranty made by the Servicer in this Agreement shall prove to have been incorrect when made, which has a material adverse effect on the Certificate Owners and which material adverse effect continues for a period of 30 days after the date on which notice thereof, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of Certificates evidencing not less than 25% of the Aggregate Certificate Balance;

     then, for so long as such failure shall not have been remedied, the Holders of Certificates evidencing not less than 75% of the Aggregate Certificate Balance, by notice given in writing to the Servicer and to the Trustee may terminate all of the rights and obligations of the Servicer under this Agreement provided that (i) a successor Servicer shall have been appointed by the Holders of Certificates evidencing not less than 75% of the Aggregate Certificate Balance and (ii) the Trustee shall have received notice from each of the Rating Agencies to the effect that the rating then assigned to the Certificates by each respective Rating Agency will not be withdrawn or reduced as a result of such termination of the Servicer and appointment of the successor Servicer (such event, the "Event of Servicing Termination"). The predecessor Servicer shall cooperate with the successor Servicer and the Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for remittance, shall have been remitted by the Servicer in the Collection Account, or shall thereafter be received with respect to a Purchased Asset. All reasonable costs and expenses (including attorneys' fees and disbursements) incurred in connection with transferring the Purchased Asset Documentation to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 11.1 shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such cost and expenses.

     In furtherance and not in limitation of the foregoing, the Servicer agrees to provide any successor Servicer with such information regarding the Purchased Assets and such access to the Servicer's books and records as the successor Servicer shall reasonably require to enable the successor Servicer to identify the Purchased Assets, including those portions of amounts billed to and received from Customers allocated to the Trust pursuant to the Tariff or any Revised Tariff, and the Servicer hereby grants to any such successor Servicer, acting on behalf and for the benefit of the Trust and the Certificateholders, a power of attorney, which power is coupled with an interest for the benefit of such successor Servicer, the Trust and the Certificateholders, to take those steps in the name of the Servicer necessary for the successor Servicer to carry out the duties and obligations of the Servicer under this Agreement.

     For purposes of this Section 11.1, the Trustee shall not be deemed to have knowledge of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless notice of any event which is in fact such an Event of Default is received by the Trustee and such notice references the Certificates, the Trust or this Agreement.

     SECTION 11.2   NOTIFICATION TO CERTIFICATEHOLDERS

     (a) Upon delivery of written notice by the Trustee to the Servicer of an Event of Servicing Termination or upon any Servicer termination, or appointment of a successor Servicer pursuant to this Section 11, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses of record, and to the Rating Agencies.

     (b) The Trustee shall, within 30 days after the occurrence of an Event of Default, mail to all Holders of Certificates notice of all defaults actually known to the Trustee, unless such defaults shall have been cured or waived before the giving of such notice.

     SECTION 11.3   PROCEEDINGS BY TRUSTEE

     In case of an Event of Default the Trustee shall seek advice of counsel and may proceed to protect and enforce the rights vested in it by this Agreement by such appropriate judicial proceedings as the Trustee may take, consistent with such advice, to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for specific enforcement of any covenant or agreement contained in the Agreement or in aid of the exercise of any power granted in this Agreement, or to enforce any other legal or equitable right vested in the Trustee by this Agreement or by law.

     SECTION 11.4   DIRECTION OF PROCEEDINGS AND WAIVER OF PAST DEFAULTS

     The Holders of Certificates evidencing not less than 51% of the Aggregate Certificate Balance shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Agreement, and (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. The Holders of Certificates evidencing not less than 51% of the Aggregate Certificate Balance may, on behalf of all Certificateholders, waive any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default under Section 7.2 (waiver of which shall require 100% of the Certificateholders). Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default and any Event of Servicing Termination arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

     SECTION 11.5   LIMITATION ON SUITS BY CERTIFICATEHOLDERS

     No Certificateholder shall have any right by virtue or by availing itself of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless an Event of Default has occurred and is continuing, such Certificateholder previously shall have given to the Trustee a written notice of such Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 51% of the Aggregate Certificate Balance shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee under this Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have either neglected or refused to institute any such action, suit or proceeding. No one or more Certificateholders shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of any other of the Certificateholders, or to obtain or seek to obtain priority over or preference to any other such Certificateholder, or to enforce any right, under this Agreement, except in the manner provided in this Agreement and for the equal, ratable and common benefit of all Certificateholders.

SECTION 12.    THE TRUSTEE

     SECTION 12.1   NO POWER TO ENGAGE IN BUSINESS OR TO VARY INVESTMENTS

     Notwithstanding any provision or agreement to the contrary in this Agreement or in any other agreement, the Trustee, acting on behalf of the Trust (but not individually), shall not have any power to engage in any business, commercial or other activity for profit, and the Trustee shall not have any power to vary the Trust estate, whether consisting of a Purchased Asset, a Permitted Investment or any other amount in any account maintained for the benefit of the Trust or the Certificateholders or Certificate Owners, by disposition of said property, investment or amount and the reinvestment of the proceeds realized or by any other action calculated to take advantage of any variation or change in the market or in market conditions, for the purpose of improving the investment or return of the Certificateholders or Certificate Owners.

     SECTION 12.2   DUTIES OF TRUSTEE

     (a) The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee enumerated in this Agreement shall not be construed as a duty. The Trustee shall not be deemed to have breached any obligation hereunder as a result of a failure to make or delay in making any distribution as and when required hereunder caused by the failure of the Servicer to remit any amounts or to deliver any documents with respect to the Purchased Assets.

     (b) The Trustee, upon receipt of any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that shall be specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; PROVIDED, HOWEVER, that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Servicer to the Trustee pursuant to this Agreement.

     (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own bad faith or willful misfeasance; PROVIDED, HOWEVER, that:

          (i) The Trustee shall not be liable except for the performance of such duties and obligations as shall be specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee, the permissible right of the Trustee to do things enumerated in this Agreement shall not be construed as a duty and, in the absence of bad faith on the part of the Trustee, or manifest error, the Trustee may conclusively rely upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement as to the truth of the statements made and the correctness of the opinions expressed therein;

         (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee shall have been negligent in ascertaining the pertinent facts; and

        (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken in good faith in accordance with this Agreement or at the direction of the Holders of Certificates evidencing not less than 25% of the Aggregate Certificate Balance relating to the time, method and place of conducting any proceeding or any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

     (d) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability shall not be reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer (including its obligations as custodian) under this Agreement.

     (e) The Trustee shall not be charged with knowledge of an Event of Default until such time as a Responsible Officer shall have actual knowledge or have received written notice thereof.

     (f) Except for actions expressly authorized by this Agreement or, based upon an Opinion of Counsel, in the best interests of Certificateholders, the Trustee shall not knowingly take any action reasonably likely to impair the security interests, if any, created or existing in respect of any Purchased Asset or to impair the value of any Purchased Asset.

     (g) In the event that the Paying Agent or the Transfer Agent and Certificate Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Transfer Agent and Certificate Registrar, as the case may be, under this Agreement, the Trustee shall be obligated promptly upon a Responsible Officer obtaining knowledge thereof to perform such obligation, duty or agreement in the manner so required to the extent the information necessary to such performance is reasonably available to the Trustee after the Trustee has made a reasonable effort to obtain such information. The Trustee shall not be liable for the acts or omissions of any Paying Agent, any Authenticating Agent or the Transfer Agent and Certificate Registrar appointed hereunder with due care by the Trustee hereunder.

     (h) As soon as practicable upon the commencement by or against the Seller of proceedings under the United States Bankruptcy Code or any similar Federal or state law, the Trustee, on behalf of the Trust and the Certificateholders, shall forthwith (A) make application to the Commission for an order to cause the sequestration and payment to the Trustee of revenues arising with respect to the Purchased Assets pursuant to RCW 80.28.306(3) and (B) seek orders from the court having jurisdiction over such proceedings (i) to lift any stay of any action by the Commission ordering the sequestration and payment to the Trustee of revenues from the Purchased Assets and (ii) to require an accounting and segregation of the revenues from the Purchased Assets.

     SECTION 12.3   CERTAIN MATTERS AFFECTING THE TRUSTEE

     Except as otherwise provided in Section 12.2:

     (a) The Trustee may request, and may rely and shall be protected in acting or refraining from acting upon, any resolution, certificate of auditors or certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document (including the annual auditor's report and the letter of Independent Public Accountants described in
Section 6.11, the Monthly Servicer's Certificate described in Section 7.6(a), and the annual compliance statement described in Section 6.10) believed by it to be genuine and to have been signed or presented by the proper party or parties.

     (b) The Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under this Agreement in good faith and in accordance with such advice or Opinion of Counsel, which counsel has been selected by the Trustee with due care.

     (c) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to make an investigation of matters hereunder or to institute, conduct or defend any litigation under this Agreement or in relation to this Agreement, at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby; PROVIDED, HOWEVER, that the Trustee shall have the right to decline to follow any such request, order or direction if the Trustee, in accordance with an Opinion of Counsel determines that the action or proceeding may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (d) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and without negligence and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement.

     (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing not less than 25% of the Aggregate Certificate Balance; PROVIDED, HOWEVER, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation shall be, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability or payment of such expenses as a condition precedent to so proceeding. Nothing in this clause (e) shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding Customers.

     (f) The Trustee may execute any of the trusts or powers hereunder or perform any duties under this Agreement either directly or by or through agents or attorneys or a custodian, which agents or attorneys shall have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment.

     SECTION 12.4   TRUSTEE NOT LIABLE FOR CERTIFICATES OR PURCHASED ASSETS

     The recitals contained herein and in the Certificates, other than the signature of the Trustee on the Certificates and the certificate of authentication, shall be taken as the statements of the Seller or the Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee shall make no representations as to the validity or sufficiency of this Agreement or of the Certificates, or of any Purchased Asset or related document. The Trustee shall have no obligation or liability (i) to perform any of the duties of the Seller or Servicer, (ii) for the preparation or filing of any report or statement with the Securities and Exchange Commission,
(iii) for the efficacy of the Trust or its ability to generate the payments to be distributed to Certificateholders hereunder, (iv) in respect of the validity of the assignment of any Purchased Asset to the Trust or of any intervening assignment (unless it is the assignor), (v) in respect of the compliance by the Seller or the Servicer with any warranty or representation made under this Agreement or in any related document and the accuracy of any such warranty or representation (except after the Trustee's receipt of notice or other discovery of any noncompliance therewith or any breach thereof or as otherwise provided herein), (vi) in respect of the satisfaction of any condition relating to the Purchased Assets, (vii) in connection with any investment of funds by the Servicer or any loss resulting therefrom (it being understood that the Trustee shall remain responsible for any Trust property that it may hold), (viii) for the acts or omissions of the Seller, the Servicer (including in its capacity as custodian hereunder) or any Customer, (ix) for any action of the Servicer taken in the name of the Trustee, or (x) for any action by the Trustee taken at the instruction of the Servicer; PROVIDED, HOWEVER, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement.

     SECTION 12.5   TRUSTEE MAY OWN CERTIFICATES

     The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may deal with the Seller and the Servicer in banking transactions with the same rights as it would have if it were not Trustee.

     SECTION 12.6   TRUSTEE'S FEES AND EXPENSES

     As compensation for its services and expenses hereunder, the Trustee shall be paid the Trustee Fee pursuant to Section 7.3. The Trustee shall be indemnified by the Servicer and held harmless against any loss, liability or expense incurred or paid to third parties, including without limitation the fees and expenses of counsel to the Trustee, (which expenses shall not include salaries paid to employees, or allocable overhead, of the Trustee or anticipated and ordinary expenses intended to be covered by the Trustee Fee) in connection with the administration of its trusts hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of its duties hereunder. The indemnification obligations of the Servicer set forth in this Section 12.6 shall survive the termination of this Agreement, the termination of the Servicer with respect to any act or failure to act which occurs prior to such Servicer's termination and the resignation or removal of the Trustee.

     SECTION 12.7   ELIGIBILITY REQUIREMENTS FOR TRUSTEE

     The Trustee shall at all times be a state banking corporation or national banking association organized and doing business under the laws of such state or the United States of America; authorized under such laws to exercise corporate trust powers; and having a combined capital and surplus of at least $100,000,000 as of the last day of the most recent fiscal quarter for such institution and subject to supervision or examination by federal or state authorities. If such state banking corporation or national banking association shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this
Section 12.7, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall at all times be rated in one of the four highest rating categories by each Rating Agency that publishes a rating of the Trustee, or such other rating as each of the Rating Agencies notifies the Trustee will not result in the rating then assigned to the Certificates being withdrawn or reduced. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 12.7, the Trustee shall resign immediately in the manner and with the effect specified in
Section 12.8.

     SECTION 12.8   RESIGNATION OR REMOVAL OF TRUSTEE

     (a) The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Servicer. Upon giving such notice of resignation, the Holders of Certificates aggregating not less than 51% of the Aggregate Certificate Balance may appoint a successor Trustee by written instrument which instrument shall be delivered to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 12.7 or shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, at the instruction of the Holders of Certificates aggregating not less than 51% of the Aggregate Certificate Balance, the Trustee shall promptly resign. The Holders of Certificates aggregating not less than 51% of the Aggregate Certificate Balance shall promptly appoint a successor Trustee by written instrument which instrument shall be delivered to the successor Trustee. If the Trustee fails to resign, the Certificateholders shall remove the Trustee and appoint a successor Trustee by written instrument in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee.

     (c) The Holders of Certificates aggregating not less than 51% of the Aggregate Certificate Balance may remove the Trustee without cause.

     (d) Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 12.8 shall not become effective until acceptance of appointment by the successor Trustee pursuant to Section 12.9.

     SECTION 12.9   SUCCESSOR TRUSTEE

     (a) Any successor Trustee appointed pursuant to Section 12.8 shall execute, acknowledge and deliver to the Servicer and to its predecessor Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement with like effect as if originally named as Trustee. The predecessor Trustee shall deliver to the successor Trustee all documents and statements held by it under this Agreement and the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties, and obligations.

     (b)  No successor Trustee shall accept appointment as provided in this
Section 12.9 unless at the time of such acceptance such successor Trustee shall be eligible pursuant to Section 12.7.

     (c)  Upon acceptance of appointment by a successor Trustee pursuant to this
Section 12.9, the successor Trustee shall mail notice of the successor of such Trustee under this Agreement to all Certificateholders at their respective addresses of record, to the Rating Agencies.

     SECTION 12.10  MERGER OR CONSOLIDATION OF TRUSTEE

     Any corporation or other entity (i) into which the Trustee may be merged or consolidated, (ii) which may result from any merger, conversion or consolidation to which the Trustee shall be a party, or (iii) which may succeed to all or substantially all of the corporate trust business of the Trustee, which corporation or other entity executes an agreement of assumption to perform every obligation of the Trustee under this Agreement, shall be the successor of the Trustee hereunder, provided such corporation or other entity shall be eligible pursuant to Section 12.7, without the execution or filing of any instrument or any further act on the part of any of the parties hereto. The Trustee shall provide prompt written notice of any merger or consolidation to the Seller, the Servicer and the Rating Agencies.

     SECTION 12.11  APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE

     (a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Purchased Asset may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this
Section 12.11, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. The appointment of any separate trustee or co-trustee shall not absolve the Trustee of its obligations under this Agreement. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case an Event of Servicing Termination shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No notice to Certificateholders of the appointment of any co-trustee or separate trustee or separate trustees shall be required pursuant to Section 12.9.

     (b) Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as

     Trustee under this Agreement or as successor to the Servicer under this Agreement), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee.

         (ii) No trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement.

        (iii) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

     (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Section 12.11. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or properties specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Each such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

     (d) Any separate trustee or co-trustee may at any time appoint the Trustee or its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

     SECTION 12.12  TAX RETURNS

     (a) The Servicer shall be entitled to review drafts of any federal tax returns required to be filed by the Trust, it being understood that the Trustee shall not file any returns inconsistent with the return position of the Seller with respect to the Purchased Assets. The Trustee shall provide evidence that Certificateholders have received any information required by the Code or the regulations thereunder in light of those return purposes. The Trustee, upon request, will furnish the Servicer with all such information known to the Trustee as may be reasonably required in connection with the preparation of all tax returns of the Trust, and shall, upon request, execute such returns.

     (b) The Paying Agent shall be responsible for the withholding and payment of any United States withholding taxes imposed with respect to the payment of distributions to Certificateholders or Certificate Owners.

     SECTION 12.13  TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF
                    CERTIFICATES

     All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

     SECTION 12.14  MAINTENANCE OF OFFICE OR AGENCY

     The Trustee shall maintain at its expense in New York, New York, an office or offices or agency or agencies where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. The Trustee initially designates the Corporate Trust Office as its office for such purposes. The Trustee will give prompt written notice to the Servicer, the Paying Agent, the Transfer Agent and Certificate Registrar and the Certificateholders of any change in the location of such office or agency.

SECTION 13.    TERMINATION OF THE TRUST

     (a) The Trust, and the respective obligations and responsibilities of the Seller, the Servicer and the Trustee shall terminate with respect to the Certificateholders at the close of business on the Distribution Date next following the final Distribution Period ending on March 31, 2005 (or, if the Tariff Termination Date is later than September 30, 2004, at the close of business on the next Distribution Date following the date on which the final Collection Period ends).

     (b) Notice of any termination, specifying the Distribution Date upon which the Certificateholders may surrender their Certificates to the Transfer Agent and Certificate Registrar for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the specified

Distribution Date stating the amount of any such final payment, and that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Transfer Agent and Certificate Registrar therein specified. The Trustee shall give such notice to the Transfer Agent and Certificate Registrar, the Paying Agent and the Rating Agencies at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the Paying Agent shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to
Section 7.3.

     (c) In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders upon receipt of the appropriate records from the Transfer Agent and Certificate Registrar to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Trust after exhaustion of such remedies and after the payment of all amounts owing to the Trustee and the Servicer under this Agreement shall be transferred by the Trustee to the Servicer, which shall be obligated to pay the final distribution without interest to any remaining Certificateholders which surrender their Certificates for cancellation prior to the time such funds escheat to the State of Washington pursuant to applicable law.

     (d) All Certificates surrendered for payment of the final distribution with respect to such Certificates and cancellation shall be canceled by the Transfer Agent and Certificate Registrar and shall be disposed of in a manner satisfactory to the Trustee and the Servicer.

SECTION 14.    MISCELLANEOUS PROVISIONS

     SECTION 14.1   AMENDMENT

     (a) This Agreement may be amended by the Seller, the Servicer and the Trustee, without prior notice to or the consent of any of the Certificateholders, (i) to cure any ambiguity, to correct or supplement any provision in this Agreement which may be inconsistent with any other provision herein or therein, to evidence a succession to the Servicer or the Seller pursuant to this Agreement or to add any other provisions with respect to matters or questions arising under this Agreement that shall not be inconsistent with the provisions of this Agreement; PROVIDED, HOWEVER, that such action shall not, as evidenced by an Officer's Certificate or an Opinion of Counsel delivered to the Trustee, adversely and materially affect the interests of the Trust or any of the Certificateholders and PROVIDED, FURTHER, that the Trustee shall deliver written notice of such changes to each Rating Agency prior to the execution of any such amendment, or (ii) to effect a transfer or assignment in compliance with Section 14.7(i).

     (b) This Agreement may also be amended from time to time by the Seller, the Servicer and the Trustee, with the consent of the Holders of Certificates evidencing not less than 51% of the Aggregate Certificate Balance, for the purpose of adding any provision to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Certificateholders (including effecting a transfer or assignment in compliance with Section 14.7(ii)); PROVIDED, HOWEVER, that no such amendment, except with the consent of the Holders of all Certificates then outstanding, shall (A) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments of Purchased Assets, or distributions that shall be required to be made on any Certificate (B) be applicable to
Section 11, or (C) reduce the aforesaid percentage of the Aggregate Certificate Balance required to consent to any such amendment.

     (c) Promptly after the execution of any amendment or consent referred to in this Section 14.1, the Trustee shall furnish a copy of such amendment or consent to each Certificateholder and to the Rating Agencies.

     (d) It shall not be necessary for the consent of Certificateholders pursuant to this Section 14.1 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

     (e) Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee shall not be obligated to enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement.

     (f) Prior to the execution of any amendment to this Agreement, other than an amendment permitted pursuant to clause (a)(i) of this Section 14.1, the Servicer shall have received written notice from each of the Rating Agencies that the rating of the Certificates will not be reduced or withdrawn as a result of such amendment.

     SECTION 14.2   PROTECTION OF TITLE TO TRUST

     (a) The Servicer shall execute and file such financing statements and continuation statements, all in such manner and in such places as required by law to protect the interests of the Trust under this Agreement in the Purchased Assets and in the proceeds thereof. The Servicer shall deliver (or cause to be delivered) to the Trustee file-stamped copies of, or filing receipts for, such documents filed as provided above, as soon as available following such filing.

     (b) If the Seller changes its name, identity or corporate structure in any manner that would make any financing statement or continuation statement filed by the Servicer in accordance with paragraph (a) above seriously misleading as interpreted pursuant to Section 9-402(7) of the UCC, the Seller shall promptly file appropriate revised financing statements and continuation statements or amendments thereto and shall give the Trustee written notice thereof.

     (c) If as a result of any relocation of the Seller's chief executive office the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement, the Seller shall promptly file such amendment or new financing statement and shall give the Trustee written notice thereof. The Servicer shall at all times maintain each office from which it shall service Purchased Assets, and its principal executive office, within the State of Washington.

     (d) The Servicer shall annually on or before May 31 of each year, beginning May 31, 1996 to and including the year in which the final Distribution Date occurs, provide evidence to the Trustee of the Servicer's compliance with the UCC filing requirements of Sections 14.2 (a), (b) and (c).

     (e) The Servicer shall maintain accounts and records as to the Purchased Assets accurately and in accordance with its standard accounting procedures, and sufficient detail to permit reconciliation between payments or recoveries on (or with respect to) the Purchased Assets and the amounts from time to time deposited in the Collection Account in respect of the Purchased Assets.

     (f) For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

     SECTION 14.3   LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS

     (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle the Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties to this Agreement or any of them.

     (b) No Certificateholder shall have any right to vote (except as expressly provided in this Agreement) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties to this Agreement, nor shall anything set forth in this Agreement or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken pursuant to any provision of this Agreement.

     SECTION 14.4   GOVERNING LAW

     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF WASHINGTON, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. NOTWITHSTANDING THE FOREGOING, THE DUTIES, RIGHTS AND IMMUNITIES OF THE TRUSTEE HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     SECTION 14.5   NOTICES

     All demands, notices and communications under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, or sent by telecopy or other similar form of rapid transmission and shall be deemed to have been duly given upon receipt (A) in the case of the Seller, at 411 108th Avenue N.E., Bellevue, Washington 98004-4415, Attention:
Chief Financial Officer, Telecopy Number: (206) 462-3300, or at such other address as shall be designated by the Seller in a written notice to the Trustee,
(B) in the case of the Servicer, at 411 108th Avenue N.E., Bellevue, Washington 98004-4415, Attention: Chief Financial Officer, Telecopy Number: (206) 462-3300, or at such other address as shall be designated by the Servicer in a written notice to the Trustee, and (C) in the case of the Trustee, at 450 West 33rd Street, 15th Floor, New York, New York 10001, Attention: Structured Finance Services (ABS), Telecopy Number: (212) 946-3918. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of record of such Certificateholder. Any notice to a Certificateholder so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder shall receive such notice.

     SECTION 14.6   SEVERABILITY OF PROVISIONS

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Certificateholders thereof.

     SECTION 14.7   ASSIGNMENT

     Notwithstanding anything to the contrary contained herein, except as provided in Sections 9.3 and 10.3, neither the Seller nor the Servicer may transfer or assign all, or a portion of, its rights, obligations and duties under this Agreement unless (i) such transfer or assignment will not result in a reduction or withdrawal by the Rating Agencies of the rating then assigned to the Certificates or (ii) the Trustee and Holders of Certificates evidencing not less than 75% of the Aggregate Certificate Balance consent thereto. Without limiting Section 10.5, any transfer or assignment with respect to the Servicer of all of its rights, obligations and duties will not become effective until a successor Servicer has assumed the Servicer's rights, duties and obligations under this Agreement. In the event of a transfer or assignment pursuant to clause (ii) above, the Rating Agencies shall be provided with notice of such transfer or assignment.

     SECTION 14.8   CERTIFICATES NONASSESSABLE AND FULLY PAID

     The interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and, upon authentication thereof by the Trustee pursuant to Section 8.2, each Certificate shall be deemed fully paid.

     SECTION 14.9   THIRD-PARTY BENEFICIARIES

     This Agreement will inure to the benefit of and be binding upon the parties hereto, the Certificateholders and the Certificate Owners and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other person will have any right or obligation hereunder.

     SECTION 14.10  CERTIFICATES OWNED BY SERVICER

     In determining whether the Holders of the requisite percentage of the Aggregate Certificate Balance have given any request, demand, authorization, direction, notice, consent or waiver under this Agreement, any Certificates owned by the Servicer or any Person controlling, controlled by or under common control with the Servicer shall be disregarded and deemed not to be part of the Aggregate Certificate Balance.

     IN WITNESS WHEREOF, the parties have caused this Pooling and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.
                                        PUGET SOUND POWER & LIGHT
                                        COMPANY, as Seller


                                        By
                                           ----------------------------------
                                        Name:
                                        Title:


                                        CHEMICAL BANK, as Trustee


                                        By
                                          -----------------------------------
                                        Name:
                                        Title:


                                        PUGET SOUND POWER & LIGHT
                                        COMPANY, as Servicer


                                        By
                                          -----------------------------------
                                        Name:
                                        Title:

REGISTERED                              CUSIP NO. [          ]

                     [Form of Certificate]

                          CERTIFICATE

                     [Face of Certificate]

         Puget Power Conservation Grantor Trust 1995-1
       [      ]% Conservation Pass-Through Certificates,
                         Series 1995-1

    Evidencing an undivided fractional interest in a trust, the property of which includes assets sold to the trust by
               Puget Sound Power & Light Company

    (This Certificate does not represent an interest in or
      obligation of Puget Sound Power & Light Company or
                   any Affiliate thereof)

                                                  $__________(1)

No. _____                                   Certificate Amount

     THE PORTION OF THE PRINCIPAL BALANCE EVIDENCED BY THIS CERTIFICATE (THE "CERTIFICATE BALANCE") WILL BE REDUCED BY DISTRIBUTIONS ON THIS CERTIFICATE ALLOCABLE TO PRINCIPAL. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE ORIGINAL CERTIFICATE AMOUNT SHOWN ABOVE. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. ON THE DATE OF THE INITIAL ISSUANCE OF THE CERTIFICATES, THE PAYING AGENT IS CHEMICAL BANK, 450 WEST 33RD STREET, 15 FLOOR, NEW YORK, NEW YORK 10001.

     This certifies that __________________________ is the
registered owner of an undivided fractional interest (the "Fractional Interest") in the percentage obtained by dividing the Certificate Amount of this Certificate by the Aggregate Certificate Amount of the Certificates in Puget Power Conservation Grantor Trust 1995-1 (the

_______________________________

     (1) Denominations of $1,000 and integral multiples of $1,000 in excess thereof.

"Trust"). The Trust has been created pursuant to a Pooling and Servicing Agreement(the "Agreement") dated as of __________, 1995, between Puget Sound Power & Light Company, as an originator of the Trust and Servicer of the Purchased Assets (the "Seller" and the "Servicer" in its respective capacities as such) and Chemical Bank, as trustee of the Trust (the "Trustee"). The assets of the Trust include the Purchased Conservation Investment
Assets, the Purchased Contract Rights and the Purchased Sale
Proceeds.

     To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the holder of this Certificate by virtue of the acceptance hereto assents and by which such holder is bound. The Aggregate Certificate Amount is $202,300,000.

     Subject to the terms and conditions of the Agreement (including the availability of funds for distributions), and until the obligations created by the Agreement shall have terminated in accordance therewith, the Paying Agent shall distribute on each Distribution Date, commencing on October 11, 1995, to the person in whose name this Certificate is registered at the Record Date, the Certificateholder's Fractional Interest of (a) an amount equal to the sum of
(i) the product of the quarterly Certificate Rate and the Aggregate Certificate Balance as of the first day of the related Distribution Period PLUS (ii) any amounts previously due under clause (a)(i) but not paid to Certificateholders in respect of previous Distribution Periods PLUS (iii) the product of the quarterly Certificate Rate and the previously unpaid amount described in clause (a)(ii) and (b) the balance of the Collection Account as of such Distribution Date after giving effect to distributions of the Servicing Fee, the Trustee Fee and the amounts described in clause (a). Such distribution to the Certificateholder shall be made only from certain funds, if any, in the Collection Account on such Distribution Date. The Servicer's obligation to deposit funds in the Collection Account is limited under the Agreement to certain amounts received with respect to the Purchased Assets.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and is bound. Copies of the Agreement and all amendments thereto will be provided to any Certificateholder free of charge upon written request to the Trustee, at its principal corporate office, 450 West 33rd Street, 15th Floor, New

York, New York 10001. Reference is also hereby made to the reverse of this Certificate.

     Unless this Certificate is presented by an authorized representative of The Depository Trust Company to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered by an authorized representative of The Depository Trust Company and any payment is made to CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, CEDE & CO., has an interest herein.

     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual or facsimile signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

     IN WITNESS HEREOF, Puget Power Conservation Grantor Trust 1995-1 has caused this Certificate to be duly executed by the manual signature of a duly authorized officer of the Trustee and has caused a facsimile of the Trustee's official seal to be imprinted hereon, attested by the facsimile signature of an authorized officer of the Trustee.

Dated:                        PUGET POWER CONSERVATION
                              GRANTOR TRUST 1995-1

                              by CHEMICAL BANK, not in its
                                 individual capacity, but
                                 solely as Trustee


                              by_______________________________
                                Authorized Officer

[Seal]

Attest:

_______________________________
Authorized Officer

Trustee's Certificate of Authentication:

     Chemical Bank, as Trustee, certifies that this is one of the Certificates referred to in the Agreement.

CHEMICAL BANK,                       CHEMICAL BANK,
as Trustee                           as Trustee

by____________________________  OR   by [Authenticating Agent],
  Authorized Officer
                                    by__________________________
                                      Authorized Officer

                   [Reverse of Certificate]

        [   ]% CONSERVATION PASS-THROUGH CERTIFICATES,
                         SERIES 1995-1

         Puget Power Conservation Grantor Trust 1995-1

     This Certificate does not represent an obligation of, or an interest in, the Seller or any of its Affiliates. This Certificate is limited in right of payment to a portion of certain collections and other payment respecting the Purchased Assets, as more specifically set forth herein and in the Agreement. This Certificate is not insured or guaranteed by any Person or governmental agency.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Seller, the Servicer, the Certificateholders or the Trustee under the Agreement at any time by the Seller, the Servicer and the Trustee, with the consent of the Certificateholders holding not less than 51% of the Aggregate Certificate Balance. Any such amendment and any such consent by the holder of this Certificate shall be conclusive and binding on such and upon all future holders of this Certificate and of any Certificate issued in exchange hereof or in lieu hereof whether or not notation thereof is made upon this Certificate. The Agreement also permits, under certain circumstances, the amendment thereof by the Seller, the Servicer and the Trustee, without the consent of any of the Certificateholders.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Transfer Agent and Certificate Registrar upon surrender of this Certificate of registration of transfer at the office or agency maintained by the Transfer Agent and Certificate Registrar in New York, New York, duly endorsed by, and accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Transfer Agent and Certificate Registrar duly executed by, the Certificateholder or such Certificateholder's attorney duly authorized in writing, which signature on such assignment must be guaranteed by a member of the New York Stock Exchange or a commercial bank or trust company, and thereupon one or more new Certificates in authorized denominations of a like aggregate amount will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations of $1,000, or integral multiples thereof (except that a single Certificate may be issued in a smaller denomination). As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new

Certificates evidencing a like aggregate amount, as requested by the Certificateholder surrendering the same.

     No service charge may be imposed for any such registration of transfer or exchange, but the Trustee or the Servicer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

     The Seller, the Servicer, the Trustee and the Transfer Agent and Certificate Registrar and any agent of any of them may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Seller, the Servicer, the Trustee, the Transfer Agent and Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust and the respective obligations and responsibilities of the Seller, the Servicer and the Trustee shall terminate with respect to the Certificateholders at the close of business on the Distribution Date next following the final Distribution Period.

                          ASSIGNMENT


     FOR VALUE RECEIVED, the undersigned, subject to the

provisions of Section 8.3(d) of the Agreement, sells, assigns and transfers unto (name and address, including zip code and taxpayer ID or Social Security Number, of assignee)

______________________________________________________________

______________________________________________________________

the within Certificate and does hereby irrevocably constitute and appoint _________ ______________________________ to

transfer the said Certificate on the books kept for

registration thereof with full power of substitution in the

premises.


Dated: ________________  ________________________(2)



Signature Guaranteed:

_______________________


_______________________________

     (2) NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Certificate in every particular, without alteration, enlargement or any change whatsoever.